As filed with the Securities and Exchange Commission on July 23, 2007.

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

______________________

MSTI HOLDINGS, INC.
(Name of small business issuer in its charter)

Delaware	4841	26-0240347
(State or jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

259 - 263 Goffle Road Hawthorne, New Jersey 07506
(Address and telephone number of principal executive offices) (Address of principal place of business or intended principal place of business)

Frank T. Matarazzo Chief Executive Officer MSTI Holdings, Inc. 259 - 263 Goffle Road Hawthorne, New Jersey 07506 (973) 304-6080
(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Harvey J. Kesner, Esq. Haynes and Boone, LLP 153 East 53rd Street Suite 4900 New York, New York 10022 Tel (212) 659-7300 Fax (212) 918-8989

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☑

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	5,597,664	$7,472,881.44 (2)	$ 229.42
Common Stock underlying $1.00 Investor Warrants	2,798,836	$3,736,446.06 (3)	$ 114.71
Common Stock underlying $1.00 Placement Agent Warrants issued in connection with Private Placement	391,838	$523,103.73 (3)	$ 16.06
Common Stock underlying Debentures	10,117,462	$13,506,811.77 (3)	$ 414.66
Common Stock underlying $1.00 Debenture Warrants	5,058,730	$6,753,404.55 (3)	$ 207.33
Common Stock underlying $1.00 Placement Agent Warrants issued in connection with placement of Debentures	708,222	$945,476.37 (3)	$ 29.03
Total	24,672,752	$32,938,123.92	$1,011.21

(1)
Pursuant to Rule 416 under the Securities Act, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of anti-dilution provisions, stock splits, stock dividends, recapitalizations or other similar transactions.

(2)
With respect to the shares of common stock offered by the selling stockholders named herein, estimated at $1.335 per share, the average of the high and low prices of the common stock as reported on the OTC Bulletin Board regulated quotation service on July 19, 2007, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

(3)
Estimated at $1.335 per share, the average of the high and low prices of the common stock as reported on the OTC Bulletin Board regulated quotation service on July 19, 2007, for the purpose of calculating the registration fee in accordance with Rule 457(g)(3) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 23, 2007

PRELIMINARY PROSPECTUS

24,672,752 Shares

MSTI Holdings, Inc.

Common Stock
_________________

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 24,672,752 shares of our common stock, which includes:

•	5,597,664 shares of common stock issued in a private placement;

•	2,798,836 shares of common stock initially issuable upon the exercise of warrants issued in a private placement;

•	10,117,462 shares of common stock initially issuable upon the conversion of debentures issued in a private placement;

•	5,058,730 shares of common stock initially issuable upon the exercise of warrants issued with the debentures;

•	391,838 shares of common stock initially issuable upon the exercise of warrants issued to various placement agents in connection with our private placement of common stock; and

•	708,222 shares of common stock initially issuable upon the exercise of warrants issued to various placement agents in connection with the placement of debentures.

The prices at which the selling stockholders may sell shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale of these shares by the selling stockholders. However, we will receive the exercise price of the warrants, if the warrants are exercised for cash. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the regulated quotation service of the OTC Bulletin Board under the symbol “MSHI.OB”. On July 19, 2007, the last reported sale price of our common stock as reported on the OTC Bulletin Board was $1.32 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 3 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2007

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis or Plan of Operation,” and our historical financial statements and related notes included elsewhere in this prospectus. In this prospectus, unless the context requires otherwise, references to “we,” “our,” or “us” refer to MSTI Holdings, Inc. and its wholly-owned subsidiary, Microwave Satellite Technologies, Inc.

Corporate History

We were organized in the State of Nevada on February 10, 2006 as Fitness Xpress Software, Inc. On May 18, 2007, Fitness Xpress Software, Inc. merged with and into a wholly-owned Delaware subsidiary, for the sole purpose of changing its state of incorporation to Delaware. On May 24, 2007, Microwave Acquisition Corp., a newly formed wholly-owned subsidiary of Fitness Xpress Software, Inc., merged with and into Microwave Satellite Technologies, Inc., a private corporation. Upon closing of the merger, Microwave Satellite Technologies, Inc. became a wholly-owned subsidiary of Fitness Xpress Software, Inc., and Fitness Xpress Software, Inc. succeeded to Microwave Satellite Technologies, Inc.’s line of business as its sole line of business. In connection with the merger, Fitness Xpress Software, Inc. changed its name to MSTI Holdings, Inc.

Overview

We specialize in providing what our industry refers to as “quadruple play services” consisting of video, voice, Internet and Wi-Fi. We believe that we are well positioned to become a premier alternative provider of these services at multi-tenant unit and multi-dwelling unit residential, hospitality and commercial properties and in densely populated areas with multiple high-rise dwellings. We are also a national Internet service provider offering a full suite of ancillary services including the design, installation and service of satellite and Internet Protocol (“IP’) based video conferencing and surveillance/security systems.

Our principal executive offices are located at 259-263 Goffle Road, Hawthorne, New Jersey 07506 and our telephone number is (973) 304-6080. Our website address is http://www.mst-online.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

The Offering

Common stock offered by the selling stockholders:
24,672,752 shares, consisting of 5,597,664 shares issued to investors in a private placement, 10,117,462 shares issuable upon the conversion of outstanding debentures and 8,957,626 shares issuable upon the exercise of outstanding warrants.

Common stock outstanding after this offering:	48,461,640 (1)

Use of proceeds:
We will not receive any proceeds from the sale of shares in this offering by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash.

OTC Bulletin Board symbol:	MSHI.OB

Risk Factors:
You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 3 of this prospectus before deciding whether or not to invest in shares of our common stock.

__________
(1)
The number of shares outstanding after the offering is based upon 29,386,552 shares outstanding as of July 19, 2007 and assumes both the full conversion of the debentures into shares of common stock and the full exercise of all warrants with respect to which the underlying shares are being registered pursuant to the registration statement of which this prospectus forms a part. Additional shares may be issued if we elect to pay interest on the debentures in shares of common stock. See “Description of Securities - Secured Convertible Debentures.”

The number of shares of common stock outstanding after this offering excludes:

•
3,000,000 shares of common stock issuable upon the exercise of currently outstanding options issued pursuant to our 2007 Incentive Stock Plan and subject to vesting requirements, with exercise prices of $0.65 per share; and

•	1,500,000 shares of common stock available for future issuance under our 2007 Incentive Stock Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations and cash flows could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Business

We experienced operating losses for the 2006 and 2005 fiscal years, as well as the first quarter of 2007.

We had a loss from operations of $3,630,495 and $1,139,870 for the fiscal years ended December 31, 2006, and 2005, respectively, and $1,163,430 for the three months ended March 31, 2007. We may continue to incur operating losses through 2007. Our losses to date have resulted principally from (i) costs and expenses associated with building out our network and the expansion of the services that we offer, and (ii) general and administrative costs relating to our operations.

Our ability to achieve profitability will depend primarily on our ability to expand the number of our commercial multi-tenant unit and residential multi-dwelling unit customers.

We will need additional financing to execute our business plan and fund operations, which additional financing may not be available.

Even with the proceeds of the May 2007 private placement and issuance of debentures, we may not be able to execute our current business plan and fund business operations long enough to achieve profitability. The funds raised in the private placement may not be adequate to complete our current business plan. Our ultimate success will depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are favorable to or acceptable to us.

Hiring qualified management and key employees, maintaining compliance with applicable laws, marketing activities, administrative requirements, such as salaries, insurance expenses and general overhead expenses, legal compliance costs and accounting expenses, will all require a substantial amount of additional capital and our cash flow from operations may not be adequate for such purposes. We will need to obtain significant additional financing in the event that our plans require significant expenditures not presently contemplated, such as for capital expenditures, or to cover operating expenses from expanded services, to service future indebtedness or to be competitive or expand into new markets or services.

We may be required to pursue sources of additional capital through various means, including joint venture projects, debt financing, equity financing or other means. There is no assurance that we will be successful in locating a suitable financing transaction in a timely fashion or at all. In addition, there is no assurance that we will be successful in obtaining the capital we require by any other means.

To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the initial public offering price or the market price at the time of such issuance. Future financings through equity investments are likely to be dilutive to the existing stockholders. We may seek debt financing, and may be forced to incur significant interest expense. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors and less favorable to existing investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets, both generally and specifically in the telecommunications industry, the fact that we are not profitable, which could impact the availability or cost of future financings. If we cannot secure sufficient funding we may be forced to forego strategic opportunities or delay, scale back or eliminate network deployments, operations, acquisitions and investments. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

Our obligations to the holders of our debentures are secured by all of our assets, so if we default on those obligations, the debenture holders could foreclose on our assets.

The holders of our debentures have a security interest in all of our assets and those of our subsidiary. As a result, if we default under our obligations to the debenture holders, the debenture holders could foreclose their security interests and liquidate some or all of these assets, which would harm our business, financial condition and results of operations.

The success of our business depends on the continuing contributions of our key personnel, the loss of which could have a material adverse effect on our operations.

We rely heavily on the services of Frank T. Matarazzo, our Chief Executive Officer, and Keith Scarzafava, our Chief Technology Officer. Loss of the services of either individual could adversely impact our operations. In addition, we rely on our technical personnel for reliability of our networks and systems. We believe our future success will depend upon our ability or retain these key employees and our ability to attract and retain other skilled engineering, technical, managerial, and sales personnel, including outsourced personnel. Employees may not remain employed by us for any definite period of time. The loss of key personnel could have a material adverse effect on our business and results of operations.

The communication industry is intensely competitive and rapidly evolving. Our failure to compete effectively could lead to less demand for our products, loss of market share and damage our operating results.

We operate in a highly competitive, quickly changing environment, and our future success will depend on our ability to develop and introduce new services and service enhancements that achieve broad market acceptance in the commercial multi-tenant unit sector and the residential multi-dwelling unit sector. We will also need to respond effectively to new product announcements by our competitors by quickly introducing competitive products.

Delays in product development and introduction could result in:

•	loss of or delay in revenue and loss of market share;

•	negative publicity and damage to our reputation and brand; and

•	decline in the selling price of our products and services.

Our competitors consist of other satellite companies, direct broadcast satellite system operators, cable companies, traditional phone companies and off-air broadcasters. Some of these competitors have been engaged in our industry for substantially longer periods of time and may have access to greater resources than we do. Large companies, including Direct TV, DISH Network, Time Warner, Cablevision and Verizon, are active in our market of providing and distributing broadband and video services. These companies may have greater success in the recruitment and retention of qualified employees, as well as in conducting their operations, which may give them a competitive advantage. Additionally, new companies are constantly entering the market, thus increasing the amount of competition. If we are unable to compete effectively or adequately respond to competitive pressures, this may materially adversely affect our results of operation and financial condition.

We believe that the principal competitive factors in the broadband and video services industry include:

•	responsiveness to customer needs;

•	availability of technical personnel;

•	availability and prices of broadband and video services;

•	quality of service;

•	price;

•	technical expertise;

•	company reputation; and

•	technology.

We believe that our ability to compete also depends in part on a number of factors outside of our control, including:

•	the ability of our competitors to hire, retain and motivate qualified technical personnel;

•	the ownership by competitors of proprietary tools to customize systems to the needs of a particular customer;

•	the price at which others offer comparable product and services; and

•	the extent of our competitors’ responsiveness to client needs.

It is possible that competition in the broadband and cable industries could increase in the future. Competing cable television operators have large, established subscriber bases, and many cable operators have significant investments in, and access to, programming. One of the competitive advantages of direct broadcast satellite system providers such as us has been the ability to provide subscribers with more channels and a better quality digital signal than traditional analog cable television systems. Many cable television operators have made significant investments to upgrade their systems from analog to digital, significantly increasing the number and variety of channels and the quality of the transmission they can provide to their subscribers. As a result of these upgrades, cable television operators have become better able to compete with direct broadcast satellite system providers. Increased competition could result in price reductions, reduced margins or loss of market share and greater competition for qualified technical personnel. There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

The market for our products and service are subject to technological change. Our failure to keep pace with technological changes could lead to less demand for our products and services, loss of market share and reduced revenues.

The market for digital satellite television and high-speed Internet products and services is characterized by rapid change, evolving industry standards and frequent introductions of new technologies. These new standards and technologies could make our existing or future products or services obsolete. Keeping pace with the introduction of new standards and technologies could result in additional costs or prove difficult or impossible. The failure to keep pace with these changes and to continue to enhance and improve the responsiveness, functionality and features of our services could harm our ability to attract and retain users.

We rely on a limited number of third party suppliers, including Telkonet, Gigabeam and EchoStar. If these companies fail to perform or experience delays, shortages, or increased demand for their products or services, we may face shortages, increased costs, and may be required to suspend deployment of our products and services.

We depend on a limited number of third party suppliers to provide the equipment required to deliver our cable and broadband services and cable television programming and other services. If these providers fail to perform their obligations under our agreements with them or we are unable to renew these agreements on favorable terms or at all, we may be forced to suspend the deployment of our broadband and cable services and enrollment of new subscribers, which would have an adverse effect on our business, prospects, financial condition and operating results.

We are not large enough to negotiate cable television programming contracts as favorable as some of our larger competitors, which may put us at a competitive disadvantage or negatively impact our results of operations.

Programming costs are generally directly related to the number of subscribers to which the programming is provided, with discounts available to large traditional cable operators and direct broadcast satellite providers based on their high subscriber levels. As a result, larger cable and direct broadcast satellite systems generally pay lower per subscriber programming costs. We have attempted to obtain volume discounts from our suppliers. Despite these efforts, we believe that our per subscriber programming costs are significantly higher than large cable operators and direct broadcast satellite system providers with which we compete in some of our markets. This may make it difficult for us to remain competitive with prices offered by these providers while maintaining our operating results.

In addition, as programming agreements come up for renewal, we may not be able to renew these agreements on comparable or favorable terms. If we are unable to reach agreement with a programmer on terms that we believe are reasonable, we may be forced to remove that programming from our offerings, which could result in a loss of customers.

Programming costs have risen in past years and are expected to continue to rise, which may adversely affect our financial results.

The cost of acquiring programming is a significant portion of the operating costs for our cable television business. These costs have increased each year and we expect them to continue to increase, especially the costs associated with sports programming. Many of our programming contracts cover multiple years and provide for future increases in the fees we must pay. Historically, we have absorbed increased programming costs in large part through increased prices to our customers. However, competitive and other marketplace factors may not permit us to continue to pass these costs through to customers. In order to minimize the negative impact that increased programming costs may have on our margins, we may pursue a variety of strategies, including offering some programming at premium prices or moving some programming from our analog service to our premium digital services. Despite our efforts to manage programming expenses and pricing, the rising cost of programming may adversely affect our results of operations.

Any acquisitions we make could result in difficulties in successfully managing our business and consequently harm our financial condition.

We may seek to expand by acquiring competing businesses in our current or other geographic markets. We cannot accurately predict the timing, size and success of our acquisition efforts and the associated capital commitments that might be required. We expect to face competition for acquisition candidates, which may limit the number of acquisition opportunities available to us and may lead to higher acquisition prices. We may not be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into our company, without substantial costs, delays or other operational or financial difficulties. In addition, acquisitions involve numerous other risks, including:

•	failure of the acquired businesses to achieve expected results;

•	diversion of management’s attention and resources to acquisitions;

•	failure to retain key customers or personnel of the acquired businesses;

•	disappointing quality or functionality of acquired equipment and people; and

•	risks associated with unanticipated events, liabilities or contingencies.

Customer dissatisfaction or performance problems at an acquired business could negatively affect our reputation. The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution, unfavorable accounting treatment or one-time charges and difficulties in successfully managing our business.

Our inability to obtain capital, use internally generated cash or debt, or use shares of our common stock to finance future acquisitions could impair the growth and expansion of our business.

Reliance on internally generated cash or debt to finance our operations or complete acquisitions could substantially limit our operational and financial flexibility. The extent to which we will be able or willing to use shares of our common stock to consummate acquisitions will depend on our market value which will vary, and liquidity, which may be limited, and the willingness of potential sellers to accept our common stock as full or partial payment. Using shares of our common stock for this purpose also may result in significant dilution to our stockholders. We may not be able to obtain the necessary capital to finance any acquisitions or our other cash needs. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion or redirect resources committed to internal purposes. In addition to requiring funding for acquisitions, we may need additional funds to implement our internal growth and operating strategies or to finance other aspects of our operations. Our failure to: (i) obtain additional capital on acceptable terms; (ii) use internally generated cash or debt to complete acquisitions because it significantly limits our operational or financial flexibility; or (iii) use shares of our common stock to make future acquisitions, may hinder our ability to actively pursue any acquisition program.

Our indebtedness and restrictive debt covenants could limit our financing options and liquidity position, which would limit our ability to grow our business.

The terms of our outstanding debentures could have negative consequences to us, such as:

•	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

•	we may be unable to refinance our indebtedness on terms acceptable to us, or at all; and

•	we may be more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

Additionally, covenants in the securities purchase agreement governing the debentures impose operating and financial restrictions on us. These restrictions prohibit or limit our ability, and the ability of our subsidiaries, to, among other things:

•	pay cash dividends to our stockholders;

•	incur additional indebtedness;

•	permit liens on assets or conduct sales of assets; and

•	engage in transactions with affiliates.

These restrictions may limit our ability to obtain additional financing, withstand downturns in our business or take advantage of business opportunities. Moreover, additional debt financing we may seek may contain terms that include more restrictive covenants, may require repayment on an accelerated schedule or may impose other obligations that limit our ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.

Our management and operational systems might be inadequate to handle our potential growth.

We may experience growth that could place a significant strain upon our management and operational systems and resources. Failure to manage our growth effectively could have a material adverse effect upon our business, results of operations and financial condition. Our ability to compete effectively as a service provider and to manage future growth will require us to continue to improve our operational systems, organization and financial and management controls, reporting systems and procedures. We may fail to make these improvements effectively. Additionally, our efforts to make these improvements may divert the focus of our personnel.

We must integrate our key executives into a cohesive management team to expand our business. If new hires perform poorly, or if we are unsuccessful in hiring, training and integrating these new employees, or if we are not successful in retaining our existing employees, our business may be harmed. To manage the growth we will need to increase our operational and financial systems, procedures and controls. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. We may not be able to effectively manage such growth, and failure to do so could have a material adverse effect on our business, financial condition and results of operations.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if past failures of internal controls exist, and may in the future discover, areas of our internal control that need improvement.

We may be unable to protect our intellectual property, which could reduce the value of our services and our brand.

Our ability to compete effectively depends on our ability to protect our proprietary technologies, network designs, and processes. We may not be able to safeguard and maintain our proprietary rights. We rely on trademarks and policies and procedures related to confidentiality to protect our intellectual property. Some of our intellectual property, however, is not covered by any of these protections. Any infringement by third parties on our intellectual property could have a negative impact on our business.

We could be subject to claims that we have infringed on the proprietary rights of others, which claims would likely be costly to defend, could require us to pay damages and could limit our ability to use necessary technologies in the future.

Patent technologies or processes that are substantially equivalent or superior to our processes or products and services, or products or services of our vendors used in our business, could result in claims that our services and products infringe on these patents or proprietary rights of others. Defending against infringement claims, even meritless claims, is time consuming, distracting, and costly. If we are found to be infringing proprietary rights of a third party, we could be enjoined from using such third party’s rights and be required to pay substantial royalties and damages, and may no longer be able to use the intellectual property on acceptable terms or at all. Failure to obtain licenses to intellectual property could delay or prevent the development, manufacture, or sale of our products or services and could cause us to establish reserves that would impact our profitability, and expend significant resources to develop or acquire non-infringing intellectual property.

If our data security measures are breached, subscribers may perceive our network and services as not secure, which may expose us to liability or harm our reputation and our results of operations.

Network security and the authentication of the subscriber’s credentials are designed to protect unauthorized access to data on our broadband and wireless networks. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome our encryption and security systems and obtain access to data on our network, including on a device connected to our network. In addition, because we operate and control our network and our subscribers’ Internet connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by our subscribers. An actual or perceived breach of network security, regardless of whether the breach is our fault, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain subscribers, expose us to significant liability and adversely affect our business prospects.

Interruption or failure of our information technology and communications systems could impair our ability to provide our services, which could damage our reputation and harm our operating results.

Our services depend on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks, and other attempts to harm our systems, and similar causes. Some of our systems are not fully redundant, and our disaster recovery planning may not be adequate. The occurrence of a natural disaster or unanticipated problems at our network centers or equipment could result in lengthy interruptions in our service and adversely affect our business, prospects, financial condition and results of operations.

We have experienced unscheduled service interruptions in the past, caused by temporary problems in our systems or in the systems of third parties that we rely on, in the past and may experience such service interruptions or system failures in the future. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation could be permanently harmed. We may make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the results we expect.

If we are unable to attract, train and retain highly qualified personnel, the quality of our services may decline and we may not successfully execute our growth strategies.

Our success depends in large part upon our ability to continue to attract, train, motivate and retain highly skilled and experienced technical employees. Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. While we currently have available technical expertise sufficient for the requirements of our business, expansion of our business could require us to employ additional highly skilled technical personnel. We expect competition for such personnel to increase as the markets for cable, broadband Voice over Internet Protocol (VoIP) and wireless services expand. We may not be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to attract and retain customers and could harm our business.

Potential fluctuations in operating results could have a negative effect on the value of our common stock.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, most of which are outside of our control, including:

•	the level of use of the Internet;

•	the demand for “bundled” video, voice, Internet and Wi-Fi services;

•	the amount and timing of capital expenditures and other costs relating to the expansion of our operations;

•	price competition or pricing changes in the industry;

•	technical difficulties or system downtime;

•	economic conditions specific to the Internet and communications industry; and

•	general economic conditions.

Our quarterly results may also be significantly impacted by certain accounting treatment of acquisitions, financing transactions or other matters. Such accounting treatment could have a material impact on our results of operations and have a negative impact on the price of our common stock.

We may be affected if the United States participates in wars or military or other action or by international terrorism.

Involvement in a war or other military action or acts of terrorism may cause significant disruption to commerce throughout the world. To the extent that such disruptions result in (i) delays or cancellations of customer orders, (ii) a general decrease in consumer spending on video broadcast and information technology, (iii) our inability to effectively market and distribute our services or products or (iv) our inability to access capital markets, our business, results of operations or financial condition could be materially and adversely affected. We are unable to predict whether the involvement in a war or other military action will result in any long-term commercial disruptions or if such involvement or responses will have any long-term material adverse effect on our business, results of operations, or financial condition.

Risks Relating to Our Industry

The industry in which we operate is continually evolving, which makes it difficult to evaluate our future prospects and increases the risk of an investment in our company. Our services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

The broadband and video services industries are characterized by rapid technological change, competitive pricing, frequent new service introductions, and evolving industry standards and regulatory requirements. We believe that our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with our reliance on technological development, such as:

•	competition from service providers using more traditional and commercially proven means to deliver similar or alternative services;

•	competition from new service providers using more efficient, less expensive technologies, including products not yet invented or developed;

•	uncertain consumer acceptance;

•	realizing economies of scale;

•	responding successfully to advances in competing technologies in a timely and cost-effective manner;

•	requirements for capital expenditures to deploy new technologies; and

•	existing, proposed or undeveloped technologies that may render wireless broadband and VoIP telephone services less profitable or obsolete.

As the services offered by us and our competitors develop, businesses and consumers may not accept our services as a commercially viable alternative to other means of delivering broadband and video services. This could negatively impact our financial condition and results of operations.

We are subject to government regulation, which may adversely impact our business.

Our business is regulated by federal, state and local governmental entities. A number of other federal, state and local privacy, security, and consumer laws also apply to our business. These laws and regulations and their application are subject to continual change as new legislation, regulations or amendments to existing laws and regulations are adopted from time to time by governmental or regulatory authorities, including as a result of judicial interpretations of such laws and regulations. Regulations, or interpretations of those regulations, that are favorable to our competitors could adversely affect our competitive position. Our ability to compete successfully will depend on the nature and timing of these legislative changes, regulations and interpretations, and whether they are favorable to us or our competitors.

To maintain the quality of our network and user experience, we may manage the bandwidth used by our subscribers’ applications, in part by restricting the types of applications that may be used over our network. If the Federal Communications Commission (FCC) or other regulatory authorities were to adopt regulations that constrain our ability to employ bandwidth management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of our services for all subscribers. Such decline in the quality of our services could harm our business.

The scope of the regulations that may apply to VoIP telephone services providers and the impact of such regulations on providers’ competitive position are presently unknown and could be detrimental to our business and prospects.

The failure of the Internet to continue as an accepted medium for business commerce could have a negative impact on our results of operations.

Our long-term viability is substantially dependent upon the continued widespread acceptance and use of the Internet as a medium for business commerce. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users. However, the Internet infrastructure may not continue to be able to support the demands placed on it by this continued growth. In addition, delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity or increased government regulation could slow or stop the growth of the Internet as a viable medium for business commerce. Moreover, critical issues concerning the commercial use of the Internet (including security, reliability, accessibility and quality of service) remain unresolved and may adversely affect the growth of Internet use or the attractiveness of its use for business commerce. The failure of the necessary infrastructure to further develop in a timely manner or the failure of the Internet to continue to develop rapidly as a valid medium for business would have a negative impact on our results of operations.

Risks Relating to Our Organization

We are a holding company that depends on cash flow from our wholly-owned subsidiary to meet our obligations.

After the reverse merger of Microwave Acquisition Corp., our wholly-owned subsidiary, with and into Microwave Satellite Technologies, Inc., we became a holding company with no material assets other than the stock of Microwave Satellite Technologies, Inc. Accordingly, all our operations will be conducted by Microwave Satellite Technologies, Inc. We currently expect that we will be required to retain the earnings and cash flow of our subsidiary for use by us in our operations, including servicing any debt obligations we may have now or in the future.

Our largest two stockholders can exert significant control over our business and affairs and may have actual or potential interests that depart from our other stockholders.

Our two largest shareholders, Telkonet and Frank T. Matarazzo, own or control an aggregate of 68.92% of the issued and outstanding shares of our common stock, which percentage may increase in the event that any of the outstanding options or warrants that are held by Mr. Matarazzo or Telkonet are exercised, any options or warrants in the future are granted to them, or the exercise of any convertible securities or the acquisition of additional shares of our common stock by Mr. Matarazzo or Telkonet. Their interests may differ from the interests of other stockholders. Such stockholders will have significant influence over all corporate actions requiring stockholder approval, irrespective of how our other stockholders may vote, including the following actions:

•	election of our directors;

•	amendment of our Certificate of Incorporation or By-laws; and

•	mergers, sale of assets or other corporate transactions.

Also, concentrations of stock ownership among a few stockholders may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

Public company compliance may make it more difficult to attract and retain officers and directors.

Sarbanes-Oxley and new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because we are not yet required to comply with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act, as well as rule changes proposed and enacted by the Securities and Exchange Commission, the New York and American Stock Exchanges and the Nasdaq Stock Market as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges. Because we are not presently required to comply with many of the corporate governance provisions, we have not yet adopted these measures.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with our becoming public through a “reverse merger” rather than through an offering underwritten by a major brokerage firm. Securities analysts of major brokerage firms may not provide coverage of our company since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

All of our liabilities survived the reverse merger and we may have undisclosed liabilities that could have a negative impact on our financial condition.

Before the reverse merger, certain due diligence activities on Fitness Xpress Software, Inc. and Microwave Satellite Technologies, Inc. were performed. The due diligence process may not have revealed all liabilities (actual or contingent) of Fitness Xpress Software, Inc. or Microwave Satellite Technologies, Inc. that existed or which may arise in the future relating to either such entity's activities before the consummation of the merger.

Risks Relating to Our Common Stock

Our stock price may be volatile in response to various factors, some of which are out of our control.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in the communications technology industry and markets;

•	volume and timing of subscriptions from major customers;

•	competitive pricing pressures;

•	our ability to obtain working capital financing;

•	technological innovations or new competitors in our market;

•	additions or departures of key personnel;

•
limited “public float” following the merger, with our common stock held by a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock pursuant to this prospectus;

•	our ability to execute our business plan;

•	operating results that fall below expectations;

•	loss of any strategic relationship;

•	industry or regulatory developments;

•	economic and other external factors; and

•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There may be a limited market for our securities and we may fail to qualify for a Nasdaq or other listing, which could make it more difficult for investors to sell their shares.

Although we plan on applying for listing of our common stock on the Nasdaq Stock Market once we meet the qualifications, our initial listing application may not be granted. Thereafter, there can be no assurance that trading of our common stock on such market will occur or be sustained. At the present time, we do not qualify for certain of the initial listing requirements of the Nasdaq Stock Market. In the event that our common stock fails to qualify for initial or continued inclusion, our common stock could thereafter only be quoted on the OTC Bulletin Board or in what are commonly referred to as the “pink sheets.” Under such circumstances, stockholders may find it more difficult to dispose of, or to obtain accurate quotations for, our common stock, and our common stock would become substantially less attractive to certain purchasers, such as financial institutions, hedge funds, and large investors. Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies.

Our common stock may be deemed a “penny stock”, which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Securities Exchange Act of 1934, as amended. The penny stock rules apply to non-Nasdaq listed companies whose common stock trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete specified documentation, make suitability inquiries of investors and provide investors with specified information concerning trading in the security, including a risk disclosure document and quote information under some circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in these securities is limited. If we remain subject to the penny stock rules for any significant period, that could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market, including shares covered by the registration statement of which this prospectus forms a part, or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon conversion of debentures or the exercise of outstanding options or warrants, could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulations. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You should review carefully the section entitled “Risk Factors” beginning on page 3 of this prospectus for a discussion of the risks that relate to our business and investing in shares of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders.

A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock, which warrants have a cashless exercise option. If, however, a selling stockholder were to exercise its warrants for cash, the selling stockholder would pay us the exercise price of the warrants.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock has been quoted on the OTC Bulletin Board since June 1, 2007 under the symbol MSHI.OB. Prior to that date, there was no active market for our common stock. The following table sets forth the high and low bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Fiscal Year 2007	High	Low
Second Quarter (beginning June 1, 2007)	$1.95	$1.10
Third Quarter (through July 11, 2007)	$1.55	$1.12

The last reported sales price of our common stock on the OTC Bulletin Board on July 19, 2007, was $1.32 per share. As of July 19, 2007, there were 69 holders of record of our common stock.

DIVIDEND POLICY

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings (if any) to fund the operation and expansion of our business and for general corporate purposes. In addition, our debentures prohibit us from paying any cash dividends so long as any portion of the debentures remain outstanding.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Recent Events

Prior to May 24, 2007, we were a public shell company without material assets or liabilities. On May 24, 2007, Microwave Satellite Technologies, Inc. completed a reverse merger with our subsidiary, pursuant to which Microwave Satellite Technologies, Inc. became our wholly-owned subsidiary, we succeeded to the business of Microwave Satellite Technologies, Inc. as our sole line of business, and the former security holders of Microwave Satellite Technologies, Inc. became our controlling stockholders. For financial reporting purposes, Microwave Satellite Technologies, Inc. was considered the accounting acquiror in the reverse merger. Accordingly, the historical financial statements presented and the discussion of financial condition and results of operations below are those of Microwave Satellite Technologies, Inc. and do not include our historical financial results. All costs associated with the reverse merger were expensed as incurred.

Overview

We specialize in providing what our industry refers to as “quadruple play services”, consisting of video, voice, Internet and Wi-Fi. We believe that we are well positioned to become a premier alternative provider of these services at multi-tenant unit and multi-dwelling unit residential, hospitality and commercial properties and in densely populated areas with multiple high-rise dwellings. We are also a national Internet service provider offering a full suite of ancillary services including the design, installation and service of satellite and IP based video conferencing and surveillance/security systems.

Characteristics of our Revenues and Expenses

Our revenue is subject to fluctuations due to the timing of sales of high-value products and service projects, the impact of seasonal spending patterns, changes in overall spending levels in the broadband and video industries, and other unpredictable factors that may affect customer ordering patterns. Any significant delays in the commercial launch or any lack or delay of commercial acceptance of new products, unfavorable sales trends in existing product lines, or impacts from the other factors mentioned above, could adversely affect our revenue growth or cause a sequential decline in quarterly revenue. Due to the possibility of fluctuations in our revenue and net income or loss, we believe that quarterly comparisons of our operating results are not a good indication of future performance.

We have incurred substantial operating losses. As of March 31, 2007, our accumulated deficit was $3,502,809 and the total stockholders’ equity was $15,152. Losses have principally occurred as a result of the substantial resources required for the development of our quadruple play infrastructure and support and administrative facilities. We expect to continue to incur operating losses as the anticipated subscriber growth absorbs the current resources.

Results of Operations

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Revenues. During the year ended December 31, 2006,we had revenues of $1,896,446 as compared to revenues of $1,952,830 during the year ended December 31, 2005, a decrease of approximately 3%. The decrease is attributable to the subscriber portfolio attrition which offset the increase in new subscribers. Our subscriber portfolio includes approximately 20 multi-dwelling unit properties with bulk service agreements and/or access licenses to service the individual subscribers in metropolitan New York.

Cost of Revenues. During the year ended December 31, 2006, we had cost of sales of $2,346,448 as compared to cost of sales of $1,463,172 during the year end December 31, 2005, an increase of 60%. Our costs primarily represent customer support, programming and depreciation of the capitalized costs to support the subscriber revenue. Although our programming fees are a significant portion of the cost, we continue to pursue competitive agreements and volume discounts in conjunction with the anticipated growth of our subscriber base. The customer support costs for the year-end December 31, 2006 includes support services necessary to develop and support the build-out of the quadruple play subscriber base in metropolitan New York. The capitalized cable equipment and installation costs are depreciated over the lease term and include equipment and installation labor. The non-cash depreciation expense of the cable equipment and installation costs are included in cost of revenues for the year-end December 31, 2006 and 2005 in the amount of $340,544 and $259,609, respectively.

Gross Profit (Loss). Our gross margins decreased $939,660, or 192% for the year ended December 31, 2006 compared to the year ended December 31, 2005, primarily due to programming costs and the excess capacity of support infrastructure. We anticipate increased margins in 2007 as our projected new subscriber base absorbs the current infrastructure.

Operating Expenses and Loss. Operating expenses totaled $3,180,493 for the year ended December 31, 2006 as compared to $1,629,528 for the year ended December 31, 2005, an increase of $1,550,965, or approximately 95%. The increase in operating expenses were principally due to salary and other operating costs related to the build-out of the quadruple play infrastructure, including managerial and back-office support personnel, advertising, professional fees and the amortization of our intangible assets. Operating loss was $3,630,495 for the year ended December 31, 2006 as compared to $1,139,870 for the year ended December 31, 2005.

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses which consist of salaries, advertising, and overhead expenses, totaled $2,856,631 for the year ended December 31, 2006 as compared to $1,583,399 for the year ended December 31, 2005, an increase of $1,272,232, or approximately 80%. The increase is primarily attributable to administrative expenses, payroll costs, advertising, trade shows, facility costs and professional fees.

Depreciation and Amortization Expense. Depreciation and amortization expense totaled $323,862 for the year ended December 31, 2006, as compared to $46,129 for the year ended December 31, 2005. The increase is related to the amortization of the intangible assets in accordance with Emerging Issues Task Force Issue No. D-97, Push Down Accounting, as a result of the change in control of the company that occurred on January 31, 2006.

Net Loss. We had a net loss of $3,693,731 for the year ended December 31, 2006 as compared to $527,781 for the year ended December 31, 2005.

Net Cash Used in Operating Activities. Cash utilized in operating activities was $(2,306,687) during the year ended December 31, 2006 compared to $(3,445,871) during the years ended December 31, 2005. The decrease was primarily due to a payment of accrued payroll expenses to an officer in 2005 related to the sale of subscribers in the prior year.

Net Cash Used in Investing Activities. We utilized and were provided cash for investing activities $(2,835,363) and $796,703 during the twelve months ended December 31, 2006 and 2005, respectively. During the year ended December 31, 2005 the proceeds from the release of funds from escrow related to the sale of subscribers provided $1,077,804. Cost of cable equipment and installations amounted to $2,800,466 and $231,271 for the December 31, 2006 and 2005, respectively. Furthermore, purchases of property and equipment amounted to $434,917 and $34,525 for the year ended December 31, 2006 and 2005, respectively.

Net Cash Provided by Financing Activities. We were provided cash in financing activities of $5,233,663 and $434,507 during the year ended December 31, 2006 and 2005, respectively. The financing activities represent $5,603,310 proceeds from net advances from Telkonet, Inc. Proceeds of the financing activities during the year end December 31, 2005 from lines of credit amounted to $363,092 and were paid in full in 2006. Additionally, we obtained proceeds of $78,516 from an officer advance during the year ended December 31, 2005. The repayments of notes payable amounted to $6,555 and $7,101 during the years ended December 31, 2006 and 2005, respectively.

Working Capital. Our working capital deficit increased by $5,952,620 during the twelve months ended December 31, 2006 from a working capital deficit of $(528,767) at December 31, 2005 to a working capital deficit of $(6,481,388) at December 31, 2006. The decrease in working capital for the twelve months ended December 31, 2006, was due to a combination of factors, of which the significant factors were that cash increased by $91,613 and proceeds of $5,603,310 from net advances from Telkonet, Inc. provided our working capital for the period ended December 31, 2006. The most significant uses of cash were as follows:

•	Approximately $2,307,000 of cash consumed directly in operating activities;

•	Principal repayments, in cash, of lines of credit and notes payable amounted to approximately $363,000; and

•	Approximately $2,835,000 expended on net purchases of cost of cable equipment and installations and fixed assets.

Three Months Ended March 31, 2007 Compared to Three Months Ended March 31, 2006

Revenues. During the three months ended March 31, 2007, we had revenues of $486,906 as compared to revenues of $448,425 during the three months ended March 31, 2006, an increase of approximately 9%. This increase is a result of the net subscriber portfolio growth for the three-months ended March 31, 2007 compared to the three-months ended March 31, 2006.

Cost of Revenues. During the three-months ended March 31, 2007, we had cost of sales of $789,497 as compared to cost of sales of $475,023 during the three-months ended March 31, 2006, an increase of 66%. Our costs primarily represent customer support, programming and amortization of the capitalized costs to support the subscriber revenue. The capitalized cable equipment and installation costs are depreciated over the lease term and include equipment and installation labor. The non-cash depreciation expense of the cable equipment and installation costs are included in cost of revenues for the three months ended March 31, 2007 and 2006 in the amount of $139,322 and $64,609, respectively.

Gross Profit (Loss). Our gross margins decreased $275,993, for the three-months ended March 31, 2007 compared to the three-months ended March 31, 2006, primarily due to programming costs and the excess capacity of support infrastructure.

Operating Loss. Operating expenses, which consists of cost of revenues, customer support services, selling expense, depreciation and general and administrative costs, totaled $860,839 during the three months ended March 31, 2007 as compared to $885,428 during the three months ended March 31, 2006. Operating loss was $1,163,430 during the three months ended March 31, 2007 as compared to $912,026 during the three months ended March 31, 2006.

Selling, General, and Administrative Expenses. Selling, general, and administrative expenses which consist of commissions, salaries, advertising, and overhead expenses, totaled $772,654 during the three months ended March 31, 2007 as compared to $815,412 during the three months ended March 31, 2006, a decrease of approximately 5%. This decrease is primarily attributable to one-time expense of $291,000 in January 2006 in conjunction with the acquisition of us by Telkonet, Inc. and an overall increase in administrative costs compared to the prior period. We believe that our expenses will continue to increase as sales continue to grow and additional staff is added to support our growth initiatives.

Depreciation and Amortization Expense. Depreciation and amortization expense totaled $88,185 during the three months ended March 31, 2007, as compared to $70,016 during the three months ended March 31, 2006. The increase is directly related to the increased purchases in property and equipment as well as the amortization of the intangible assets (subscriber list) for the three months ending March 31, 2007 compared to two-months in 2006.

Net Loss. We had a net loss of $1,281,139 for the three months ended March 31, 2007 as compared to $1,724,357 for the three months ended March 31, 2006. The increased loss is attributable to expenses including the build-out of the support infrastructure and the increase in non-cash depreciation related to installing and retrofitting properties to capitalize on future revenue opportunities and deliver quadruple play services. We believe that net losses will continue as we make required additions to sales, engineering, administration and our support infrastructure in order to facilitate revenue and subscriber growth.

Net Cash Used In Operating Activities. Cash utilized in operating activities was $(1,009,442) for the three months ended March 31, 2007 as compared to $(116,632) for the three months ended March 31, 2006. The increase was primarily due to an increase in direct costs related to operations.

Net Cash Used in Investing Activities. Net cash used in investing activities totaled $(246,057) for the three months ended March 31, 2007 compared to $(518,265) for the three months ended March 31, 2006. The cash was used for building the infrastructure intended to generate future subscriber revenue. The decrease in investment for the three months ended March 31, 2007 compared to the three months ended March 31, 2006 was attributable to our significant infrastructure investment in 2006.

Net Cash Provided by Financing Activities. Net cash provided by financing activities totaled $1,267,967 for the three months ended March 31, 2007 as compared to $628,865 for the three months ended March 31, 2006. The reason for this increase was the need to obtain financing to fund the investment in operations and infrastructure.

Liquidity and Capital Resources

Our working capital deficit increased by $1,300,235 during the three months ended March 31, 2007 from a working capital deficit of $(6,481,388) at December 31, 2006 to a working capital deficit of $(7,781,623) at March 31, 2007. The decrease in working capital for the three months ended March 31, 2007, was due to a combination of factors, of which the significant factors were that cash increased by $12,468 and proceeds of $1,269,606 from net advances from Telkonet provided our working capital for the period ended March 31, 2007. The most significant uses of cash were as follows:

•	Approximately $1,009,000 of cash consumed directly in operating activities; and

•	Approximately $246,000 was expended on net purchases of cost of cable equipment and installations and fixed assets.

As of March 31, 2007 and March 31, 2006, we had cash and cash equivalents of $126,936 and $16,823, respectively. We have historically met our liquidity requirements through advances from Telkonet, Inc. and through other borrowings.

We will need to raise additional capital in the future to fund our operating needs. We expect that the funds from our recent private placement and issuance of debentures (described below) will fund our operations for a period of approximately 12 months. Our operating needs include the planned costs to operate our business, including amounts required to fund working capital and capital expenditures. However, our future capital requirements and the adequacy of our available funds will depend on many factors, including, our ability to successfully commercialize our services, competing technological and market developments and the need to enter into collaborations with other companies or acquire other companies or technologies to enhance or complement our product and service offerings.

Loans From Related Parties

On August 17, 2005, we issued a non-interest bearing demand promissory note in the amount of $100,000 to Frank T. Matarazzo, our Chief Executive Officer, evidencing his $100,000 loan to us. On May 10, 2007, we issued an additional promissory note in the amount of $60,000 to Frank T. Matarazzo, evidencing an additional loan by him in the amount of $60,000. As of May 24, 2007, both notes have been paid in full.

Through the date of the closing of the reverse merger, Telkonet, Inc. has made an aggregate of $6,872,916, not including interest due thereon, in unsecured loans to us bearing interest at 8% per annum. On May 24, 2007, in connection with the reverse merger, $5,000,000 of such indebtedness was converted into 5,000,000 shares of our common stock at a conversion price of $1.00 per share.

Private Placement

In connection with the reverse merger on May 24, 2007, we completed a private placement, pursuant to which we issued 5,597,664 shares of common stock and five-year warrants to purchase 2,798,836 shares of common stock at an exercise price of $1.00 per share, for aggregate gross proceeds of $3,078,716.50. In connection with this private placement, we incurred placement agent fees of approximately $215,510, and issued the placement agents five-year warrants to purchase an aggregate of 391,838 shares of common stock at an exercise price of $1.00 per share. In addition, we incurred other professional fees and expenses totaling approximately $338,600 in connection with the reverse merger and private placement.

Secured Convertible Debentures

In conjunction with our reverse merger on May 24, 2007, on May 25, 2007 we also sold senior convertible debentures in the aggregate principal amount of $6,050,000 (plus an 8% original issue discount added to such principal amount). The debentures bear 8% interest per annum, commencing on the first anniversary of the original issue date of the debentures, payable quarterly in cash or common stock, at our option, and mature on April 30, 2010. The debentures are not callable and are convertible at a conversion price of $0.65 per share into 10,117,462 shares of common stock, subject to certain limitations. In addition, holders of the debentures received five-year warrants to purchase an aggregate of 5,058,730 shares of our common stock at an exercise price of $1.00 per share.

In connection with the issuance of the debentures, we incurred placement agent fees totaling approximately $423,500, and issued to such placement agents five-year warrants to purchase 708,222 shares of common stock at an exercise price of $1.00 per share.

The private placement and issuance of debentures described above raised net proceeds of $7,137,938, which will be used to significantly expand our sales and marketing efforts, as well as fund our expansion into new markets.

New Basis of Accounting

In January 2006, Telkonet, Inc. acquired a 90% interest in us. In accordance with Emerging Issues Task Force Issue No. D-97, Push Down Accounting, as a result of the change in control of us that occurred on January 31, 2006, we have applied “push down” accounting, which requires that the proportionate basis of the assets acquired and liabilities assumed be “pushed down” to us based upon their estimated fair market values. We make estimates and judgments in determining the fair value of the acquired assets and liabilities. We base our determination on independent appraisal reports, as well as our internal judgments based upon the existing facts and circumstances. If we were to use different judgments or assumptions, the amounts assigned to the individual assets or liabilities could be materially different. The primary changes to the balance sheet reflect:

•	the recording of the fair value of our subscriber list;

•	the recording of the fair value of goodwill;

•	elimination of the accumulated earnings; and

•	an increase in additional paid-in capital from these adjustments.

Critical Accounting Policies and Estimates

Deferred Tax Valuation Allowance. We believe sufficient uncertainties exist regarding the future realization of deferred tax assets, and, accordingly, a full valuation allowance is required amounting to $297,623. In subsequent periods, if and when we generate pre-tax income, a tax expense will not be recorded to the extent that the remaining valuation allowance can be used to offset that expense. Once a consistent pattern of pre-tax income is established or other events occur that indicate that the deferred tax assets will be realized, additional portions or all of the remaining valuation allowance will be reversed back to income. Should we generate pre-tax losses in subsequent periods, a tax benefit will not be recorded and the valuation allowance will be increased.

Stock-Based Compensation. Prior to the reverse merger we did not grant any stock-based awards, including stock options.

Recently Issued Accounting Pronouncements

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect the adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets an amendment of FASB Statement No. 140” (“SFAS No. 156”) in March 2006. SFAS No. 156 requires a company to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. A company would recognize a servicing asset or servicing liability initially at fair value. A company will then be permitted to choose to subsequently recognize servicing assets and liabilities using the amortization method or fair value measurement method. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. We do not expect the adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires us to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. We are required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to shareholders’ equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders’ equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires us to measure the value of our assets and liabilities as of the end of our fiscal year ending after December 15, 2008. We have implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. We do not expect that adoption of this new standard to have a material impact on our financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. We have not yet determined the impact that the adoption of FSP 00-19-2 will have on our financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on our financial condition or results of operations.

BUSINESS

Company Overview

We specialize in providing what our industry refers to as “quadruple play services”, consisting of video, voice, Internet and Wi-Fi. We believe that we are well positioned to become a premier alternative provider of these services at multi-tenant unit and multi dwelling unit properties and in densely populated areas with multiple high-rise dwellings. We are also a national Internet service provider, offering a full suite of ancillary services including the design, installation and service of satellite and IP based video conferencing and surveillance/security systems.

NuVisions™

We currently offer digital television service through DISH Network, the national satellite television provider under a “private label agreement” whereby we offer the service under our NuVisions™ brand of services. The NuVisions TV offering includes over 500 channels of video and audio programming, with one of the largest selections of HDTV channels and ethnic channel offerings (over 100 channels from 17 countries). We also offer our NuVisions Broadband high speed Internet service and NuVisions Digital Voice telephone service to multi-family residences and commercial properties. We deliver our broadband based services using terrestrial fiber optic links and, in February 2005, began deployment in New York City of a proprietary wireless gigabit network that connects the properties served in a redundant gigabit ring - a virtual fiber optic network in the air.

PLC Technology

With a combined set of technology and services solutions, we have created and delivered a platform of bundled IP services utilizing power line communications technology, or PLC. Current services that utilize PLC include high speed Internet and VoIP telephone. Our current plans include the further development and deployment of energy management services and building control solutions, building surveillance/security, and eConcierge using PLC technology.

Strategy

Our strategy is to target and cultivate a subscriber base that will demand high margin products including, our video, internet protocol television (IPTV), VoIP, high-speed Internet and Wi-Fi services.

We currently have service agreements with approximately 20 multi-dwelling unit and multi-tenant unit properties. Generally, under the terms of a service agreement, we provide either (i) “bulk services,” which may include one or all of our bundle of products and services, at a fixed price per month to the owner of the multi-dwelling unit or multi-tenant unit property, and contract with individual residents for enhanced services, such as premium cable channels, for a monthly fee or (ii) contract with individual residents of the multi-dwelling unit property for one or more of our basic or enhanced services for a monthly fee. These agreements typically include a revenue sharing arrangement with property owners, whereby the property owner is entitled to a share of the revenues derived from subscribers who reside at the multi-tenant unit or multi dwelling unit property. These revenue sharing arrangements are either based upon a fix amount per subscriber or a percentage, typically between 7-10%, of the monthly fees we charge residents for our services.

We believe that our complementary products and services allow for future growth and as such are designed and integrated with scalability in mind.

Services

Video

Our video service currently offers over 500 channels in a variety of packages which are tailored to suit specific individual needs. We transmit signals through the air using microwave or satellite technology, or through a fiber optic network, designed to provide superior reception to that of traditional cable TV companies that relay signals through coaxial cable. Some important features of our video services include:

•	one of the largest selections of high definition television (HDTV) programming

•	large ethnic TV offering with over 17 different countries represented

•	custom designed channel line-ups

•	flexible pricing plans for basic and premium packages

•	community bulletin board channels

•	building closed circuit TV (CCTV) surveillance/security channels

•	multiple pay-per-view channels

•	24 hour a day-365 days a year customer service

•	interactive TV guide

•	fully addressable system nearly eliminating the need for technicians to gain access to apartments for service changes

Internet Protocol Television (IPTV)

In addition to traditional video, we currently intend to offer our IPTV platform. IPTV is an emerging TV delivery technology that provides an interactive experience. We believe that IPTV will offer a virtually unlimited selection of programming and on-demand content, including high definition (HD) video. In addition, we believe that we will have the ability to offer new value-added and bundled services, enabling subscribers to surf the Internet, receive on-demand content, and perform a host of Internet-based functions via their TV sets, as these services become available without having to re-engineer the network.

IPTV covers both live TV (multicasting) as well as stored video (video on demand or VOD). The playback of IPTV requires either a personal computer or a “set-top box” connected to a TV. An IPTV platform provides the opportunity for an interactive and personalized TV viewing experience. We may, for example, include an interactive program guide that allows viewers to search for content by title or actor’s name, or a picture-in-picture functionality that allows them to “channel surf” without leaving the program they are watching. Viewers may be able to look up a player’s statistics while watching a sports game, or control the camera angle. They also may be able to access photos or music from their PC on their television, use a wireless phone to schedule a recording of their favorite show, or even adjust parental controls so their child can watch a documentary for a school report, while they’re away from home.

Our roll-out, currently planned for the fourth quarter of 2007, of an IP-based network also provides us the opportunity for integration and convergence. Converged services imply interaction of existing services in a seamless manner to create new value added services. An example of such integration and conversion is on-screen caller identification or Caller ID, and the ability to process the call (send it to voice mail, etc.). IP-based services may help us provide consumers anytime-anywhere access to content over their televisions, PCs and cell phones, and to integrate services and content. Within businesses and institutions, IPTV may eliminate the need to run a parallel infrastructure to deliver live and stored video services.

We presently purchase all of our video programming from EchoStar Satellite, LLC (“EchoStar”). We pay EchoStar a monthly license fee based on the number of our customers, subject to volume discounts and monthly programming costs, and the number of customers we make the programming available to. We may enter into agreements with other program suppliers in the future in connection with the deployment of IPTV.

In connection with the roll out of IPTV, we currently expect to enter into an agreement with a leading content aggregator and IPTV transport company to aggregate video and audio channel programming from cable television satellite transmissions, and re-transmit them to our facilities for a monthly fee based upon the number of our IPTV customers.

Digital Voice/VoIP

Our digital voice service offering utilizes the underlying VoIP protocol but does not traverse the Internet in the same manner as traditional VoIP providers. No special equipment or Internet connection is required to use our digital voice service. A customer’s ordinary analog phone and existing copper wires in the building are utilized with the conversion of analog to IP taking place in a building’s main telephone room. The traffic is carried “on network” to NuVisions voice partners. Customers are provided with utmost functionality typically found in traditional regional Bell operating company (RBOC) architecture. Unlike many other VoIP providers, since our service does not rely on the public Internet, NuVisions Digital Voice can fully control quality of service in the network.

We currently offer one consumer VoIP service and have plans to offer in the future a business VoIP service. Special features of NuVisions Digital Voice include:

•	ability of the customer to retain an existing phone number;

•	many free features including voicemail, call waiting, three-way calling, caller ID with name, and call forwarding;

•	web-portal with unified messaging, voicemail to email, custom call handling;

•	24/7 online account management;

•	new video phone service that uses a broadband Internet connection;

•	unlimited calls to anywhere in the United States for a low monthly fee;

•	competitive international rates;

•	sound quality indistinguishable from a traditional phone service.

Wi-Fi, Wireless Hot Zones and Metropolitan Wide Area Wireless Network

Through a joint venture with Global Transport Logistics, Inc., we formed Interactivewifi.com to build and operate a large Wi-Fi network in New York City in 2006 and we deployed several new wide-area points of service or “Hot Zones” in 2007. We currently plan to continue to expand “Hot Zone” coverage around the city. Consumers pay an hourly or monthly fee for Internet access in these Interactivewifi.com wireless “Hot Zones,” or have free access to selected New York City government websites.

Under this joint venture arrangement, we contributed capital for the purchase and deployment of network control equipment and wireless access points, as well as for the development and deployment of the software system by which users access the Wi-Fi network, pay for service via credit card, and by which we control bandwidth utilization and hours of usage by individual subscribers. Under the joint venture, Interactivewifi.com pays us a fee for the bandwidth utilized by users of the Wi-Fi network, which we deliver to Interactivewifi.com over our metropolitan wide area network. In addition, our NuVisions high speed Internet subscribers are given free access to the Interactivewifi.com “Hot Zones.”

The Interactivewifi.com Wi-Fi network currently offers Internet access in the southern-half of Central Park, Riverside Park from 60th to 79th Streets, Dag Hammarskjold Plaza, and the United Nations Plaza. In addition, Wi-Fi service is available in and around Trump Tower on Fifth Avenue, Trump World Tower on First Avenue, the Trump Place properties owned by Equity Residential and Extell Corporation located on Riverside Boulevard, Trump Palace, Trump Parc, Trump Parc East as well as portions of Roosevelt Island surrounding the Octagon residential community.

Our Metropolitan Wide Area Network, a gigabit network that connects the multi-tenant unit and multi dwelling unit properties that we serve in a redundant gigabit ring within New York City, delivers our NuVisions Internet, telephone and, in the near future, IPTV services, to these properties. This network is built with carrier grade microwave equipment having a capacity of 1.25 Gbps also known as a Gigabit Ethernet, produced by various equipment manufacturers and is the foundation of a resilient network which delivers broadband signals from building-to-building, and connects to Telkonet PLC technology within each building. From each property that we connect in our metropolitan wide area network, Interactivewifi.com deploys wireless access points, offering Wi-Fi access in the common areas and geographic areas surrounding these properties, which expands the Wi-Fi network’s coverage.

Expansion of the metropolitan wide area network and the Interactivewifi.com network within New York City allows us to offer consumers paid-for access and value-added features, bringing us one step closer to our goal of digital convergence. We offer our customer freedom from the traditional wired connections offered by many of our competitors. Not only does our NuVisions high-speed Internet subscription give mobility within a home or property by allowing connection to any electrical outlet in the property for Internet service, it also gives subscribers free access to the Internet in the expanding Wi-Fi network throughout New York City. We currently plan to deploy additional “Hot Zones” in and around New York City, which will allow Wi-Fi Internet access to the network within the parks, common areas and properties served by our NuVisions brand. High speed wireless “Hot Zones” will provide Internet connections at speeds 100 times greater than a 56k modem, without busy signals and disconnects during peak usage times.

In addition, Interactivewife.com has agreements with premier wireless network aggregators including iPass and Boingo. Pursuant to these agreements, customers of the wireless network aggregators can gain access to the Interactivewifi.com network using their account with the wireless network aggregator. Each time one of their customers connects to our network Interactivewifi.com charges the wireless aggregator a fixed fee per connection and Interactivewifi.com pays us a fee for the bandwidth utilized by the customer of the wireless aggregator.

Power Line Communications (PLC)

Using PLC technology products allows us to provide connectivity over a property’s existing electrical wiring and infrastructure without costly installation of additional wiring or major disruption of business activity.

The benefits of PCL include:

•	secure data transmission;

•	secure iBridge™- to-Gateway architecture ensures no user can see other users on the network;

•	data is secure from outside intrusion;

•	data is encrypted with 56-bit data encryption standard;

•	no wireless connectivity or radio frequency interference issues; and

•	the convenience of wireless with the security of a wired solution

Through a co-marketing agreement, we leverage PLC technology from Telkonet in our properties to deliver our diverse range of services through the properties’ existing electrical infrastructure. We currently expect to enter into a new agreement with Telkonet that will give us the right to offer its PLC technology in the New York metropolitan area on attractive terms.

eConcierge

Our eConcierge service is currently under development. We currently plan in the third quarter of 2007, to enter a license agreement for an interactive resident portal, which we will market under our eConcierge brand name. The eConcierge solution will enable seamless communication between residents and building management, provide information about neighborhood services and offer access to amenities through a computer or simple touch-screen tablet interface. The system can also be utilized for internal control of individual apartment systems and functions such as lighting, temperature, and other IP enabled devices and systems. Advertising space on the portal will be offered to local merchants, and residents that register on the portal will be given a card that can be used to receive discounts from merchant advertisers.

Other eConcierge service features will include:

•	messaging system and chat among residents and staff

•	exclusive local and online discounts for building residents

•	calendar of local events and building news

•	lists and reviews of service providers such as tutors, babysitters and housekeepers

•	building marketplace

•	butler service for instant requests to staff

•	online building services sign-up

•	features that are community based and building specific

•	advertising revenue with real time back-end

•	unique to our service/tied to building management

•	discount cards/ ID cards

Energy Management

Energy management services can also be implemented as part of a suite of bundled managed services giving building owners, managers, and residents the capabilities to monitor, control and adjust energy usage throughout a building using the same PLC technology that is currently being used to deliver the other services offered in residential, commercial, and hotel properties. We have installed one energy management system at the Octagon, a 500-unit luxury apartment complex on New York City’s Roosevelt Island. This service is still in its early stages and requires further development.

Market

We believe increasing demand for broadband by consumers and businesses will cause the in-building broadband equipment market to grow substantially over the next several years. According to In Stat Research, multi-tenant unit / multi dwelling unit in-building broadband equipment revenues are projected to grow from $364 million in 2004 to nearly $1.5 billion in 2009.

We believe the market potential for delivering broadband to multi-dwelling unit residents is growing in proportion to single-family home residents. We believe multi-tenant units and multi-dwelling units house a significant portion of the population and of businesses worldwide, especially in high-density areas such as New York City.

Historically, the multi-tenant unit / multi dwelling unit market has been served by local cable television operators. Generally, these providers used analog technology and multi-dwelling unit residents could not access digital or competitive services, although many cable companies have now begun the process of upgrading to a digital signal.

We believe that the multi-tenant unit / multi dwelling unit market offers business opportunities because:

•
Much of multi-tenant unit / multi dwelling unit in-building broadband growth is being driven by new buildings and multi-family communities requiring broadband infrastructure and by the impact of fiber deployments on the multi-tenant unit / multi dwelling unit environment.

•
According to In Stat Research, through 2009, multi-tenant unit equipment revenues will be significantly larger than multi-dwelling unit, primarily due to the higher cost of the equipment being applied to business rather than residential environments. However, multi-dwelling unit equipment revenues are growing at a faster rate compared to multi-tenant unit equipment revenues.

•
Advances in communication and information technology have created demand for new state-of-the-art services such as digital satellite television, HDTV, IPTV, digital video recorders and bundled services.

•
Regulatory changes in the United States authorizing the provision of digital satellite television services and local channels has given television viewers the opportunity to choose the provider of their television programming based on quality of signal, cost and variety of programming.

•	Our marketing program focuses on the choice and benefits of using satellite television programming over cable programming, including cost.

•
To date, digital satellite television program providers have focused primarily on the single-family residence market because of the lower cost of deployment and fewer technical difficulties than those incurred in multi-dwelling unit properties and are now gearing to capitalize on the multi-dwelling unit market.

We are a considered a private cable operator (PCO). By operating outside of municipal, county, state and federal regulations that govern traditional cable operators, PCOs may offer a broadband advantage to multi-dwelling unit properties when competing for renters. Lower legal compliance costs allow us to offer competitive rates. We can also offer multi-tenant unit / multi dwelling unit owners competitive marketing support by customizing channel lineups to match each multi-dwelling unit’s resident demographic.

Industry

Cable television began in 1948 as an alternate television service to households where reception of over-the-air TV signals was poor and has since expanded into a multi-billion dollar industry. Once simply considered a conveyer of video programming, cable’s broadband infrastructure may provide a pipeline for delivery of new advanced services, including digital networks, video-on-demand, interactive television, high-speed Internet access and telephony.

The number of Americans who have broadband at home has jumped substantially from 60 million in March 2005 to 84 million in March 2006 - a leap of 40%, according to the Pew Internet & American Life Project. We believe a significant part of this increase is tied to Internet newcomers who have bypassed dial-up connections and gone straight to high-speed connections, which represents a change from the previous pattern of broadband adoption.

Cable continues to be a driving force in the video arena, according to recent research conducted by the Cable & Telecommunications Association for Marketing (“CTAM”). According to CTAM, among total households overall, penetration of digital cable has risen to 26% in 2006 from 20% in 2005; surpassing satellite at 24%. Digital cable has seen significant growth in cable households (46% in 2006 vs. 31% in 2005). As upgrades from analog basic cable and the number of digital cable households increased, the penetration of premium channels among cable households increased from 42% in 2005 to 53% in 2006, according to CTAM.

According to CTAM, cable households with a digital video recorder (DVR) have more than doubled rising to 17% in 2006 compared to 7% in 2005, 30% of digital cable households have a DVR compared to 22% of satellite households and 74% of these digital cable households receive their DVR from their cable provider.

We believe that the increase in digital cable households will result in an increase in consumers wanting more advanced technologies and services, including a full package of digital cable, DVRs, HDTV service, on demand features, high speed Internet and phone service.

Video Marketplace

The American television consumer can choose from a variety of multichannel video providers, from the local cable operator to national direct broadcast satellite providers and, in many markets, newer facilities-based broadband companies that offer a full range of telecommunications services. In addition, we believe that a number of the nation’s largest regional bell operating companies (RBOCs) are currently planning to offer video services in the future.

We believe that heightened competition can be seen by the fact that the two national direct broadcast satellite providers are among the top four national multichannel video providers.

•
According to the National Cable Television Association (“NCTA”), as of March 6, 2006, DIRECTV and EchoStar each had more subscribers (15.39 million and 12.27 million, respectively) than all cable companies in the United States except Comcast.

•	The number of direct broadcast satellite subscribers increased from 25.68 million to 27.66 million between March 2005 and March 2006, an increase of 8% according the NCTA.

However, we believe that cable industry can respond to the demands of consumers and attract additional subscribers to its digital cable services.

Growth in Multichannel Video Program Households: 1994-2005

High-Speed Internet Marketplace

As the cost of high-speed Internet service declined and connection speeds became more important, high-speed service overtook dial-up in market share for the first time, according to the J.D. Power and Associates 2006 ISP Residential Customer Satisfaction Study. The Study found that 56% of residential ISP customers subscribe to high-speed Internet service, an increase of 11% from 2005. Correspondingly, market share of dial-up service has dropped from 55% in 2005 to 44% in 2006. We believe this trend is expected to continue, as according to J.D. Power, the intent to switch service providers among dial-up customers has increased by 3% from 2005 to 21% in 2006, while switching intent among high-speed customers has essentially remained flat since 2003 at 11%.

The average amount subscribers report spending per month for high-speed Internet service has steadily decreased since 2004, down by $1.99 to $42.13 in 2006. During the same time period, the average amount dial-up service subscribers report spending has also declined, however, less significantly from $0.69 in 2004 to $18.45 per month in 2006, according to J.D. Power.

Although high-speed Internet service is still generally considerably more expensive than dial-up, we believe bundling high-speed with other products, such as telephone and video service, has made it an increasingly attractive option for many customers. However, dial-up still holds a significant portion of the market. We believe customers may be willing to pay more for faster Internet speeds, provided they receive other services for less.

We believe that the future will bring even more choice for consumers, including new broadband over power line (BPL) service that allows the delivery of IP-based broadband using the communications capabilities of the national utilities companies via the power grid. According to the United Telecom Council, there are a number of trials underway nationwide, and a small number of commercial deployments have been launched. Many cable operators have responded to this competitive marketplace by offering consumers a bundled package of their services, which has enabled them to attract new customers and retain existing subscribers.

Cable Industry Capital Expenditures

We believe that the cable industry is facing a fundamental change in industry dynamics due to accelerating capital expenditures, service saturation and slowing subscriber growth to increased competition and out-of-home media explosion, though such change may not be evident for several years.

We believe cable operators must add bandwidth capacity and speed to stay competitive since bundled high-speed data, digital video and VoIP services are attractively priced by telephone, satellite and other rival providers. We believe there is significant consumer demand for peer-to-peer communications, file-sharing and other tools for producing and delivering broadband video, and that if high-definition channel availability doubles over the next year, cable operators will need to create more room through advanced video compression, switched broadcast and node splitting.

After passage of the 1996 Telecommunications Act, cable operators aggressively tapped into capital markets to accelerate a nationwide broadband infrastructure upgrade. The cable industry’s new interactive digital services is the result of a substantial investment in state-of-the-art fiber optic networks.

•	Between 1996 and mid-2005, cable capital expenditures reached nearly $100 billion. In 2004 alone, $10.13 billion was invested.

•	This investment equates to roughly $1,500 per subscriber spent to upgrade cable systems and launch new broadband services.

•	The upgrades involve rebuilding more than one million miles of cable plant with fiber optic technology.

As a result of its nearly $100 billion capital investment, over the last decade, cable has moved from being a single-service provider of video, to providing a variety of advanced services, including, digital video, high-speed Internet and digital voice services.

Today, cable’s advanced services are available to more than 103 million homes, or 93% of U.S. households passed by cable.

Cable Broadband Availability as a Percentage of Homes Passed by Cable: 2000-2005

The term broadband means much more that just a high-speed connection to the Internet. It describes the ability to deliver an extensive array of advanced services through a single connection to the home, all running over a two-way network that is always on, including high-speed Internet access, HDTV digital cable, VOD and digital voice service.

Some of the immediate consumer benefits of the cable industry’s network upgrade include increased reliability and more basic and digital cable channels. The broadband platform also has proven to provide a competitive advantage for cable, since consumers can subscribe to multiple services from a single provider.

Competition

The home entertainment and video programming industry is competitive, and we expect competition to intensify in the future. We face our most significant competition from the franchised cable operators. In addition, our competition includes other satellite providers, telecom providers and off-air broadcasters:

Hardwired Franchised Cable System

Cable companies currently dominate the market in terms of subscriber penetration, the number of programming services available, audience ratings and expenditures on programming. However, satellite services are gaining market share which we believe provides us with the opportunity to acquire and consolidate a subscriber base by providing a high quality signal at a comparable or reduced price to many cable operators' current service.

Other Operators

Our next largest competitors are other operators who build and operate communications systems such as satellite master antenna television systems, commonly known as SMATV, or private cable headend systems, which generally serve condominiums, apartment and office complexes and residential developments. We also compete with other national direct broadcast satellite operators such as EchoStar.

Off-Air Broadcasters

A majority of U.S. households that are not serviced by cable operators are serviced only by broadcast networks and local television stations (“off-air broadcasters”). Off-air broadcasters send signals through the air, which are received by traditional television antennas. Signals are accessible to anyone with an antenna and programming is funded by advertisers. Audio and video quality is limited and service can be adversely affected by weather or by buildings blocking a signal.

Traditional Telephone Companies

Traditional telephone companies such as Verizon and AT&T have recently diversified their service offerings to compete with traditional franchised cable companies in a triple play market. Although their subscriber growth is currently smaller than franchise cable companies, these traditional phone companies are developing video offerings such as Verizon's FIOS product. These phone companies have in the past also been resellers of DIRECTV and EchoStar video programming, however, rarely in the multi-dwelling unit market. In the future, video offerings from traditional phone companies may become a significant competitor in the multi-dwelling unit market.

Governmental Regulation

Federal Regulation

Our systems do not use or traverse public rights-of-way and thus are exempt from the comprehensive regulation of cable systems under the Federal Communications Act of 1934, as amended (the “Communications Act”). Because our systems are subject to minimal federal regulation, we have greater pricing freedom and are not required to serve any customer whom we do not choose to serve, and we believe that we have significantly more competitive flexibility than do the franchised cable systems. We believe that these regulatory advantages help to make our private systems competitive with larger franchised cable systems.

On October 5, 1992, Congress enacted the Cable Consumer Protection and Competition Act of 1992 (the “1992 Cable Act”), which imposed additional regulation on traditional franchised cable operators and permits regulation of rates in markets in which there is no “effective competition”, as defined in the Act, and directed the FCC to adopt comprehensive new federal standards for local regulation of certain rates charged by traditional franchised cable operators. Conversely, the legislation also provides for deregulation of traditional hardwire cable in a given market where effective competition is shown to exist. Rates charged by private cable operators, typically already lower than traditional franchise cable rates, are not subject to regulation under the 1992 Cable Act.

In February 1996, Congress passed the Telecommunications Act of 1996 (the “1996 Act”), which substantially amended the Communications Act. The 1996 Act contains provisions intended to increase competition in the telephone, radio, broadcast television, and hardwire and wireless cable television businesses. This legislation has altered and we believe will continue to alter federal, state, and local laws and regulations affecting the communications industry, including certain of the services we provide.

Under the federal copyright laws, permission from the copyright holder generally must be secured before a video program may be retransmitted. Section 111 of the Copyright Act establishes the cable compulsory license pursuant to which certain “cable systems” are entitled to engage in the secondary transmission of broadcast programming without the prior permission of the holders of copyrights in the programming. In order to do so, a cable system must secure a compulsory copyright license. Such a license may be obtained upon the filing of certain reports with and the payment of certain licensing fees to the U.S. Copyright Office. Private cable operators, such as MST, may rely on the cable compulsory license with respect to the secondary transmission of broadcast programming. We do not expect the licensing fees to have a material adverse effect on our business.

Under the retransmission consent provisions of the 1992 Cable Act, multichannel video programming distributors, including but not limited to franchised and private cable operators, seeking to retransmit certain commercial television broadcast signals, notwithstanding the cable compulsory license, must first obtain the permission of the broadcast station in order to retransmit the station’s signal. However, private cable systems, unlike franchised cable systems, are not required under the FCC’s “must carry” rules to retransmit local television signals. Although there can be no assurances that we will be able to obtain requisite broadcaster consents, we believe in most cases we will be able to do so for little or no additional cost.

On November 29, 1999, Congress enacted the Satellite Home Viewer Improvement Act of 1999 (“SHVIA”), which amended the Satellite Home Viewer Act. SHVIA permits direct broadcast satellite operators to transmit local television signals into local markets. In other important statutory amendments of significance to satellite carriers and television broadcasters, the law generally seeks to place satellite operators on an equal footing with cable television operators in regards to the availability of television broadcast programming. SHVIA amends the Copyright Act and other applicable laws and regulations in order to clarify the terms and conditions under which a direct broadcast satellite operator may retransmit local and distant broadcast television stations to subscribers. The law was intended to promote the ability of satellite services to compete with cable television systems and to resolve disputes that had arisen between broadcasters and satellite carriers regarding the delivery of broadcast television station programming to satellite service subscribers. As a result of SHVIA, television stations are generally entitled to seek carriage on any direct broadcast satellite operator's system providing local service in their respective markets. SHVIA creates a statutory copyright license applicable to the retransmission of broadcast television stations to direct broadcast satellite subscribers located in their markets. Although there is no royalty payment obligation associated with this license, eligibility for the license is conditioned on the satellite carrier's compliance with applicable laws, regulations and FCC rules governing the retransmission of such “local” broadcast television stations to satellite service subscribers. Noncompliance with such laws, regulations and/or FCC requirements could subject a satellite carrier to liability for copyright infringement. SHVIA was essentially extended and re-enacted, in December 2004 by the Satellite Home Viewer Extension and Reauthorization Act (“SHVERA”).

We are not directly subject to rate regulation or certification requirements by the FCC or state public utility commissions because our equipment installation and sales agent activities do not constitute the provision of common carrier or cable television services. As a private cable operator, we are not subject to regulation as a direct broadcast satellite provider, but primarily rely upon our third-party programming aggregators to procure all necessary re-transmission consents and other programming rights under the Communications Act and the Copyright Act.

State and Local Cable System Regulation

We do not anticipate that our deployment of video programming services will be subject to state or local franchise laws primarily due to the fact that our facilities do not use or traverse public rights-of-way. Although we may be required to comply with state and local property tax, environmental laws and local zoning laws, we do not anticipate that compliance with these laws will have a material adverse impact on our business.

State Mandatory Access Laws

A number of states have enacted mandatory access laws that generally require, in exchange for just compensation, the owners of rental apartments (and, in some instances, the owners of condominiums) to allow the local franchise cable television operator to have access to the property to install its equipment and provide cable service to residents of the multi-dwelling unit. Such state mandatory access laws effectively eliminate the ability of the property owner to enter into an exclusive right of entry with a provider of cable or other broadcast services. In addition, some states have anti-compensation statutes forbidding an owner of a multi-dwelling unit from accepting compensation from whomever the owner permits to provide cable or other broadcast services to the property. These statutes have been and are being challenged on constitutional grounds in various states. These state access laws may provide both benefits and detriments to our business plan should we expand significantly in any of these states.

Preferential Access Right

We generally negotiate exclusive rights to provide satellite services singularly, or in competition with competing cable providers, and also negotiate where possible “rights-of-first-refusal” to match price and terms of third-party offers to provide other communication services in buildings where we have negotiated broadcast access rights. We believe that these preferential rights of entry are generally enforceable under applicable law, however, current trends at the state and federal level suggest that the future enforceability of these provisions may be uncertain. The FCC has recently issued an order prohibiting telecommunications service providers from negotiating exclusive contracts with owners of commercial multi-dwelling unit properties, though it deferred determination in a pending rulemaking whether to render existing exclusive access agreements unenforceable, or to extend this prohibition to residential multi-dwelling units due to an inadequate administrative record. Although it is open to question whether the FCC has statutory and constitutional authority to compel mandatory access, there can be no assurance that it will not attempt to do so. Any such action may undermine the exclusivity provisions of our rights of entry on the one hand, but would also open up many other properties to which we could provide a competing service. There can be no assurance that future state or federal laws or regulations will not restrict our ability to offer access payments, limit multi-dwelling unit owners' ability to receive access payments or prohibit multi-dwelling unit owners from entering into exclusive agreements, any of which could have a material adverse effect on our business.

Regulation of our High-Speed lnternet and Wi-Fi Business

ISPs, including Internet access providers, are largely unregulated by the FCC or state public utility commissions at this time (apart from federal, state and local laws and regulations applicable to business in general). However, there can be no assurance that this business will not become subject to regulatory restraints. Also, although the FCC has rejected proposals to impose additional costs and regulations on ISPs to the extent they use local exchange telephone network facilities, such change may affect demand for Internet related services. No assurance can be given that changes in current or future regulations adopted by the FCC or state regulators or other legislative or judicial initiatives relating to Internet services would not have a material adverse effect on our business.

Regulation of our VoIP Business

IP-based voice services are currently exempt from the reporting and pricing restrictions placed on common carriers by the FCC. However, there are several state and federal regulatory proceedings further defining what specific service offerings qualify for this exemption. Due to the growing acceptance and deployment of VoIP services, the FCC and a number of state public service commissions are conducting regulatory proceedings that could affect the regulatory duties and rights of entities that provide IP-based voice applications. There is regulatory uncertainty as to the imposition of traditional retail, common carrier regulation on VoIP products and services.

Property

We lease approximately 12,600 square feet of office and warehouse space in Hawthorne, New Jersey for approximately $6,729 per month, plus applicable taxes, subject to adjustments in accordance with consumer price index fluctuations. The current lease term expires on April 30, 2010 at which time we have the option to extend the lease for an additional five-year period. We believe our current facilities are adequate for our immediate and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities.

We lease approximately 64 square feet at a collocation facility located in New York City for our telecommunications and video equipment, at a monthly rent of $1,664.

We have a license to maintain a major point-of-presence at the Trump International Hotel and Tower Condominium located at Columbus Circle in New York City. Pursuant to the license agreement, we have the right to install antennas and other equipment on the building’s rooftop and in certain equipment storage areas for a license fee of $3,800 per month. The term of the agreement expires on June 30, 2012.

Employees

We currently have 28 full time employees including 3 in sales, 9 in installation and repairs, 6 in customer service, 3 in engineering, 4 in administration, 1 in financial and 2 in management.

Legal Proceedings

From time to time we may be involved in claims arising in the ordinary course of business. No legal proceedings are currently pending or, to our knowledge, threatened against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

We anticipate that we will expend significant financial and managerial resources to the defense of our intellectual property rights in the future if we believe that our rights have been infringed. We also anticipate that we will expend significant financial and managerial resources to defend against claims that our products and services infringe upon the intellectual property rights of third parties.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding the members of our board of directors and our executive officers. All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Warren V. Musser	80	Chairman of the Board of Directors

Frank T. Matarazzo	46	Chief Executive Officer, Secretary and Director

Ronald W. Pickett	59	President and Director

Keith V. Scarzafava	44	Chief Technology Officer and Director of Operations

Richard J. Leimbach	38	Vice President of Finance

Thomas C. Lynch	65	Director

Thomas M. Hall, M.D.	55	Director

Biographies

Warren V. Musser has served as our Chairman since May 24, 2007. Mr. Mussser has been the Chairman of the Board of Microwave Satellite Technologies, Inc. since January 2006. He is the founder and chairman emeritus of Safeguard Scientifics, Inc. (NYSE: SFE), a high-tech venture capital company, formerly known as Safeguard Industries, Inc. Mr. Musser has been the President and CEO of The Musser Group, a business consulting firm, since 2001. In addition, Mr. Musser is chairman of InfoLogix, Inc. (OTCBB: IFLG.OB), a technology provider of mobile enterprise solutions, chairman of Telkonet, Inc. (AMEX: TKO), a provider of broadband access, a director of Internet Capital Group, Inc., a business-to-business venture capital company, and a director of NutriSystem, Inc., a weight management company. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as chairman of Eastern Technology Council, a business advisory firm, chairman of Economics PA and vice chairman of National Center for the American Revolution.

Frank T. Matarazzo has served as our Chief Executive Officer, Secretary and as a director since May 24, 2007. Mr. Matarazzo has been a director and Chief Executive Officer of Microwave Satellite Technologies, Inc. since its inception in 1982. From 1982 until the May 2007, he also held the office of President of Microwave Satellite Technologies, Inc. He is in charge of directing our growth and development. Mr. Matarazzo designed and constructed the first private cable television systems operated by us and continues to be involved in all technology deployed by us. Mr. Matarazzo’s experience includes employment for Conrac Avionics from 1980 to 1982, as a prototype design engineer, working on the development of the guidance/navigation systems for military fighter planes as well as the development and construction of the FM communication systems and engine interface units for the Space Shuttle Columbia. Mr. Matarazzo is known in the private cable television industry, having both written articles for trade publications and served as a technical consultant to municipalities in the area of satellite delivered information systems.

Ronald W. Pickett has served as our President and as a director since May 24, 2007. Mr. Pickett has been a director of Microwave Satellite Technologies, Inc. since January 2006. Mr. Pickett was the principal investor and co-founder of Telkonet, Inc., our majority stockholder, and has been its President since January 2003. He also was the founder, and for twenty years served as chairman of the board of directors and president, of Medical Advisory Systems, Inc., a company providing international medical services and pharmaceutical distribution, until its merger with Digital Angel Corporation (AMEX: DOC) in March 2002.

Keith V. Scarzafava has served as our Chief Technology Officer and Director of Operations since May 24, 2007. From June 2000 to July 2006, Mr. Scarzafava served as the Director of Technology and Research Design at the Warwick Valley Telephone Company (NASDAQ GM: WWVY), an independent telephone company located in upstate New York. During his service at Warwick Valley Telephone Company, Mr. Scarzafava engineered and constructed an Internet division to encompass several counties and to serve three states, making Warwick the first independent telephone company in the United States to successfully operate as an ISP. In addition, Mr. Scarzafava directly assisted Warwick in becoming the first independent telephone company to construct a high capacity optical network to distribute Warwick’s Digital TV service over DSL technology. Mr. Scarzafava then deployed one of the first fiber to home systems in the United States.

Richard J. Leimbach has served as our Vice President of Finance since June 2006, and as our Controller from February 2006 until June 2006. Mr. Leimbach is a certified public accountant with over fourteen years of public accounting and private industry experience. Concurrently with his working for us, Mr. Leimbach has held the same postions at Telkonet, Inc. since January 2004.  Prior to joining Telkonet, from October 2001 to January 2004, Mr. Leimbach was the Controller at Ultrabridge, Inc., an applications solution provider. Mr. Leimbach also served as Corporate Accounting Manager for Snyder Communications, Inc., a global provider of integrated marketing solutions, from July 1998 to August 2001.

Thomas C. Lynch has served as a director of ours since May 24, 2007. Mr. Lynch has been a director of Telkonet, Inc. since January 2006 and is senior vice president and director of The Staubach Company’s Federal Sector, a real estate management and advisory services firm in the Washington, D.C. area. Mr. Lynch joined The Staubach Company in November 2002 after six years as senior vice president at Safeguard Scientifics, Inc. While at Safeguard, he served nearly two years as president and chief operating officer at CompuCom Systems, a Safeguard subsidiary. After a 31-year career of naval service, Mr. Lynch retired in the rank of Rear Admiral. Mr. Lynch’s naval service included Chief, Navy Legislative Affairs, command of the Eisenhower Battle Group during Operation Desert Shield, Superintendent of the United States Naval Academy from 1991 to 1994 and Director of the Navy Staff in the Pentagon from 1994 to 1995. Mr. Lynch presently serves as a Director of Pennsylvania Eastern Technology Council, Armed Forces Benefit Association, Catholic Leadership Institute, National Center for the American Revolution at Valley Forge, and Mikros Systems (OTCBB: MKRS.OB).

Thomas M. Hall, M.D has served as a director of ours since May 24, 2007. Dr. Hall has been a director of Telkonet, Inc. since January 2006. Dr. Hall has been the managing director of Marrell Enterprises LLC, an international business development company, since its founding in September 2003. For 12 years (until it was acquired by Digital Angel Corp. in 2002), Dr. Hall was the chief executive officer of Medical Advisory Systems, Inc., an international medical services and pharmaceutical distribution company. From 2002 until November 2006, he served as Executive Medical Director at Digital Angel Corp., where he provided consulting services, primarily in Europe. Dr. Hall holds a bachelor of science and a medical degree from the George Washington University and a master of international management degree from the University of Maryland.

There are no family relationships among our directors and executive officers.

Board Committees

Audit Committee

We intend to establish an audit committee of the board of directors, which will consist of independent directors, of which at least one director will qualify as a qualified financial expert as defined in Item 407(d)(5)(ii) of Regulation S-B. The audit committee’s duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee

We intend to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our stock option plans and recommend and approve grants of stock options under such plans.

Board Independence

Each of Mr. Musser, Mr. Lynch and Dr. Hall qualify as an “independent” director as that term is defined by applicable listing standards of the NASDAQ Stock Market and Securities and Exchange Commission rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Code of Ethics

We intend to adopt a code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer, but have not done so to date due to our relatively small size.

Director Compensation

We do not currently compensate our directors for acting as such, although we may do so in the future, including with cash or equity. We reimburse our directors for reasonable expenses incurred in connection with their service as directors. As of December 31, 2006, none of our directors received any compensation from us.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth certain information about the compensation paid, earned or accrued by our Chief Executive Officer during 2006. There were no other executive officers who received annual remuneration in excess of $100,000 during 2006.

Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)

Frank T. Matarazzo, Chief Executive Officer and Secretary	2006	229,539	30,497 (1)	260,036
	2005	140,214	2,606,488 (2)	2,746,702

(1)	Includes $9,186 life insurance premiums and $21,311 of matching contributions to Mr. Matarazzo’s 401K plan.

(2)
Includes $9,186 life insurance premiums, $22,050 of matching contributions to Mr. Matarazzo’s 401K plan and $2,575,252 of commission paid in connection with the sale of subscribers to Cablevision Systems New York City Corporation.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2006, there were no outstanding equity awards held by executive officers of our company.

Stock Incentive Plans

Prior to the consummation of the reverse merger, our board of directors and stockholders adopted the 2007 Incentive Stock Plan. The purpose of the 2007 Incentive Stock Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial success. Under the 2007 Incentive Stock Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock. The 2007 Incentive Stock Plan is administered by our board of directors. Upon consummation of the merger, Mr. Matarazzo and Mr. Pickett were granted ten-year options to purchase 2,000,000 shares and 1,000,000 shares of our common stock, respectively, exercisable at $0.65 per share, under the 2007 Incentive Stock Plan. Such options vest in equal monthly installments over 48 months.

Agreements with Executive Officers

We entered into an employment agreement with Mr. Matarazzo, our Chief Executive Officer, that provided, among other things, for an annual salary of $250,000. The agreement had a three-year term which expires on December 31, 2008. Upon the closing of the merger, we amended Mr. Matarazzo’s employment agreement to provide for an annual base salary of $300,000 and to extend the term of the agreement to December 31, 2011. The Agreement also provides that Mr. Matarazzo will not, directly or indirectly, engage in any business activities that compete with the business of our company during his term of employment and for one year thereafter in New York City or any major metropolitan area where we or Telkonet, Inc. conducts or has committed to conduct business, without the prior consent of Telkonet, Inc. and us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We hold a 50% membership interest in Interactivewifi.com, which is 50% owned by Global Transport Logistics, Inc. Global Transport Logistics, Inc. is 100% owned by Eileen Matarazzo, the sister-in-law of Frank T. Matarazzo, our Chief Executive Officer. Our joint venture with Global Transport Logistics, Inc. does not contain a non-competition restriction.

We also have a one-year professional services agreement with Global Transport Logistics, Inc., which expires February 1, 2008, for the provision of marketing and business development consulting services, for which Global Transport Logistics, Inc. is paid a fee of $10,000 per month. Since January 1, 2005, payments in the aggregate amount of $150,000 have been paid under this agreement.

Laura Matarazzo, our Chief Administrative Officer, is our Chief Executive Officer’s sister and has been employed by us since 1982. Ms. Matarazzo receives an annual base salary of $133,987, including a car allowance.

On August 17, 2005, we issued a non-interest bearing demand promissory note in the amount of $100,000 to Frank T. Matarazzo, our Chief Executive Officer, evidencing his $100,000 loan to us. On May 10, 2007 we issued an additional non-interest bearing demand promissory note in the amount of $60,000 to him, evidencing an additional loan by him in the amount of $60,000. As of May 24, 2007, both notes were repaid in full.

We have a co-marketing agreement with Telkonet, Inc., which owns approximately 63% of our outstanding common stock. Since January 1, 2005, $244,271 was due to Telkonet pursuant to the terms of this agreement.

Telkonet, Inc. has made an aggregate of $6,872,916, not including interest due thereon, in unsecured loans to Microwave Satellite Technologies, Inc. bearing interest at 8% per annum. Since January 1, 2005, we have made principal and interest payments in the aggregate amount of $1,975,290 and $406,154, respectively. On May 24, 2007, in connection with the reverse merger, $5,000,000 of such indebtedness was converted into 5,000,000 shares of our common stock at a conversion price of $1.00 per share. At July 19, 2007, 2007 $26,346 remained outstanding under these loans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 20, 2007 by:

•	each person or entity known by us to beneficially own more than 5% of our common stock;

•	each of our directors;

•	each of the executive officers named in the Summary Compensation Table above; and

•	all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Unless otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to such shares of common stock. Except as otherwise indicated, the address of each of the stockholders listed below is: c/o 259-263 Goffle Road, Hawthorne, New Jersey 07506. Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of July 20, 2007, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options and warrants, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
5% Stockholders:
Telkonet, Inc. 20374 Seneca Meadows Parkway Germantown, Maryland 20876	18,500,000		63.0%
Directors and Named Executive Officers:
Warren V. Musser	0		0%
Frank T. Matarazzo	1,764,860	(3)	6.0%
Ronald W. Pickett	202,359	(4)	*
Thomas C. Lynch	136,364	(5)	*
Thomas M. Hall, M.D.	139,860	(6)	*
Keith V. Scarzafava	0		0%
Richard J. Leimbach	0		0%
All executive officers and directors as a group (7 persons)	2,243,443	(3)(4)(5)(6)	7.5%

*	Represents less than 1%

(1)
Unless otherwise indicated, includes shares owned by a spouse, minor children, and relatives sharing the same home, as well as entities owned or controlled by the named beneficial owner. Unless otherwise noted, shares are owned of record and beneficially by the named beneficial owner.

(2)	Based on 29,386,552 shares of common stock issued and outstanding as of July 19, 2007.

(3)	Includes 46,620 shares of common stock issuable upon the exercise of warrants within 60 days. Includes 125,000 shares of common stock issuable upon the exercise of stock options within 60 days.

(4)	Includes 46,620 shares of common stock issuable upon the exercise of warrants within 60 days. Includes 62,499 shares of common stock issuable upon the exercise of stock options within 60 days.

(5)	Includes 45,455 shares of common stock issuable upon the exercise of warrants within 60 days.

(6)	Includes 46,620 shares of common stock issuable upon the exercise of warrants within 60 days.

SELLING STOCKHOLDERS

Up to 24,672,752 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the accounts of the selling security holders and include the following:

•	5,597,664 shares of common stock issued in a private placement;

•	2,798,836 shares of common stock initially issuable upon the exercise of warrants issued in a private placement;

•	10,117,462 shares of common stock initially issuable upon the conversion of debentures issued in a private placement;

•	5,058,730 shares of common stock initially issuable upon the exercise of warrants issued with the debentures;

•	391,838 shares of common stock initially issuable upon the exercise of warrants issued to various placement agents in connection with our private placement of common stock; and

•	708,222 shares of common stock initially issuable upon the exercise of warrants issued to placement agents in connection with the private placement of debentures.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act of 1933, as amended.

The shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended, or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. The selling stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities. To our knowledge, subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below is based upon 29,386,552 shares of common stock outstanding as of July 19, 2007. With respect to the outstanding debentures and warrants, there exist contractual provisions limiting conversion and exercise to the extent such conversion or exercise would cause such selling stockholder, together with its affiliates or members of a “group”, to beneficially own a number of shares of common stock that would exceed 4.99% of our then outstanding shares of common stock following such conversion or exercise. The shares and percentage ownership of our outstanding shares indicated in the table below do not give effect to this limitation.

	Ownership Before Offering		After Offering (1)
Selling Stockholder	Number of shares of common stock beneficially owned	Number of shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned

DKR Soundshore Oasis Holding Fund Ltd. (2)	11,288,527 (3)	11,288,527 (3)	--	--
Frank T. Matarazzo	1,764,860 (4)	139,860 (5)	1,625,000 (6)	5.5%
Alpha Capital Anstalt (7)	1,254,231(8)	1,254,231(8)	--	--
Gemini Master Fund LP (9)	1,254,231 (8)	1,254,231 (8)	--	--
Palladium Capital Advisors, LLC (10)	996,983 (11)	996,983 (11)
Monarch Capital Fund Ltd. (12)	930,485 (13)	681,818 (13)	248,667	*
Whalehaven Capital Master Fund (14)	752,538 (15)	752,538 (15)	--	--
Sandor Capital Master Fund, L.P. (16)	743,985 (13)	681,818 (13)	62,167	*
Chase Mortgage, Inc. (17)	674,600 (18)	600,000 (18)	74,600	*
GRQ Consultants Inc. 401K Plan FBO Barry Honig and Renee Honig (19)	618,513 (20)	419,580 (20)	198,933	*
Michael and Betsy Brauser Tenants by Entirety	545,454 (21)	545,454 (21)	--	--
Marvin Mermelstein	409,091 (22)	409,091 (22)	--	--
CMS Capital (23)	376,269 (24)	376,269 (24)	--	--
Chocolate Chip Investments LP (25)	314,685 (26)	314,685 (26)	--	--
Denshaw Holdings Limited (27)	300,000 (28)	300,000 (28)	--	--
Peter Musser	279,720 (29)	279,720 (29)	--	--
Serpentine Group Inc. Defined Benefit Plan (30)	279,720 (29)	279,720 (29)	--	--
A. Hugo Decesaris	279,720 (29)	279,720 (29)	--	--
Scott Frohman	272,727 (31)	272,727 (31)	--	--
Leona Brauser Intangible Trust (32)	272,727 (31)	272,727 (31)	--	--
Brio Capital LP (33)	250,846 (34)	250,846 (34)	--	--
Ronald W. Pickett	202,359 (35)	139,860 (36)	62,499 (37)	*
New Britain Radiological Associates 401K FBO Sidney Ulreich (38)	139,860 (36)	139,860 (36)	--	--
Elinor C. Ganz IRA Rollover (39)	139,860 (36)	139,860 (36)	--	--
Peddle Partners LLC (40)	139,860 (36)	139,860 (36)	--	--
Marrell Enterprises, LLC (41)	139,860 (36)	139,860 (36)	--	--
Sugarman Investment L.P. (42)	139,860 (36)	139,860 (36)	--	--
William Timothy Parlett	139,860 (36)	139,860 (36)	--	--

	Ownership Before Offering		After Offering (1)
Selling Stockholder	Number of shares of common stock beneficially owned	Number of shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned

New Wellington Group LLC (43)	139,860 (36)	139,860 (36)	--	--
Marshall Pickett	139,860 (36)	139,860 (36)	--	--
Gary E. Jackson	139,860 (36)	139,860 (36)	--	--
David Klugmann Associates, Inc. Plan (44)	139,860 (36)	139,860 (36)	--	--
Shai Stern	136,364 (45)	136,364 (45)	--	--
Irwin and Linda Gross Joint Tenants	136,364 (45)	136,364 (45)	--	--
Premier Partners Investments, LLC (46)	136,364 (45)	136,364 (45)	--	--
Egatniv, LLC (47)	136,364 (45)	136,364 (45)	--	--
Thomas C. Lynch	136,364 (45)	136,364 (45)	--	--
Phyllis Ulreich	104,895 (48)	104,895 (48)	--	--
Jack W. Kuhn Revocable Trust (49)	104,895 (48)	104,895 (48)	--	--
Auracana LLC (50)	79,930 (51)	69,930 (51)	10,000	*
Granite Financial Group LLC (52)	71,259 (53)	71,259 (53)
New Britain Radiological Associates 401K FBO Alfred Gladstone (54)	69,930 (51)	69,930 (51)	--	--
Alfred Gladstone	69,930 (51)	69,930 (51)	--	--
Harold E. Gelber Revocable Trust, Harold E. Gelber Trustee and Patricia M. Gelber Trustee (55)	69,930 (51)	69,930 (51)	--	--
John Michael Winisette	69,930 (51)	69,930 (51)	--	--
Robert High	69,930 (51)	69,930 (51)	--	--
Global Transport Logistics, Inc. (56)	69,930 (51)	69,930 (51)	--	--
WFG Investment, Inc. (57)	31,818 (58)	31,818 (58)

*	Less than 1%.

(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our common stock that they may own pursuant to another registration statement under the Securities Act of 1933, as amended, or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended, including under Rule 144. To our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(2)
The investment manager of DKR SoundShore Oasis Holding Fund Ltd. is DKR Oasis Management Company LP. DKR Oasis Management Company LP has the authority to do any and all acts on behalf of DKR SoundShore Oasis Holding Fund Ltd., including voting any shares held by DKR SoundShore Oasis Holding Fund Ltd. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of DKR Oasis Management Company LP. Mr. Fischer has ultimate responsibility for investments with respect to DKR SoundShore Oasis Holding Fund Ltd. Mr. Fischer disclaims beneficial ownership of the shares.

(3)	Includes 3,762,692 shares of common stock issuable upon the exercise of warrants and 7,525,385 shares of common stock issuable upon the conversion of convertible debentures.

(4)	Includes 46,620 shares of common stock issuable upon the exercise of warrants. Includes 125,000 shares of common stock issuable upon the exercise of stock options.

(5)	Includes 46,620 shares of common stock issuable upon the exercise of warrants.

(6)	Includes 125,000 shares of common stock issuable upon the exercise of stock options.

(7)	Conrad Ackermann is Director of Alpha Capital Anstalt and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(8)	Includes 418,077 shares of common stock issuable upon the exercise of warrants and 836,154 shares of common stock issuable upon the conversion of convertible debentures.

(9)
Steven W. Winters is the President of Gemini Strategies LLC, the investment manager of Gemini Master Fund LP and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(10)
Joel Padowitz is the chief executive officer of Palladium Capital Advisors, LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Palladium Capital Advisors, LLC is a registered broker-dealer and served as one of our placement agents in connection with our private placements of common stock and warrants that occurred on May 24, 2007 and debentures and warrants that occurred on May 25, 2007.

(11)	Includes 996,983 shares of common stock issuable upon the exercise of warrants.

(12)
Thomas Van Poucke is a Director of Navigator Management Ltd., the investment manager of Monarch Capital Fund Ltd and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(13)	Includes 227,273 shares of common stock issuable upon the exercise of warrants.

(14)
Michael Finkelstein is an investment manager of Whalehaven Capital Master Fund and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(15)	Includes 250,846 shares of common stock issuable upon the exercise of warrants and 501,692 shares of common stock issuable upon the conversion of convertible debentures.

(16)
John S. Lemak is the General Partner of Sandor Capital Master Fund, L.P. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Sandor Capital Mater Fund, L.P. is an affiliate of WFG Investments, Inc., a registered broker-dealer. Sandor Capital Master Fund, L.P. bought the shares of common stock in the ordinary course of business, and at the time of the purchase of the shares of common stock to be resold, had no agreements or understandings directly or indirectly with any person to distribute the shares of common stock.

(17)
Mark Herskovitz is Vice President and a control person of Chase Mortgage, Inc. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(18)	Includes 200,000 shares of common stock issuable upon the exercise of warrants.

(19)
Barry Honig is the President of GRQ Consultants Inc. 401K Plan FBO Barry Honig and Renee Honig and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(20)	Includes 139,860 shares of common stock issuable upon the exercise of warrants.

(21)	Includes 181,818 shares of common stock issuable upon the exercise of warrants.

(22)	Includes 136,364 shares of common stock issuable upon the exercise of warrants.

(23)	Howard Weiss is the President of CMS Capital and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(24)	Includes 125,423 shares of common stock issuable upon the exercise of warrants and 250,846 shares of common stock issuable upon the conversion of convertible debentures.

(25)
Nat Pinnar is a Partner in Chocolate Chip Holdings, the General Partner of Chocolate Chip Investments LP and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(26)	Includes 104,895 shares of common stock issuable upon the exercise of warrants.

(27)	Nini Inannou is a Director of Denshaw Holdings Limited and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(28)	Includes 100,00 shares of common stock issuable upon the exercise of warrants.

(29)	Includes 93,240 shares of common stock issuable upon the exercise of warrants.

(30)
Greg Sturgis is the Plan Administrator of Serpentine Group Inc. Defined Benefit Plan and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(31)	Includes 90,909 shares of common stock issuable upon the exercise of warrants.

(32)
Leona Brauser is the Trustee of Leona Brauser Intangible Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(33)	Shaye Hirsch is the President of Brio Capital LP and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(34)	Includes 83,615 shares of common stock issuable upon the exercise of warrants and 167,231 shares of common stock issuable upon the conversion of convertible debentures.

(35)	Includes 46,620 shares of common stock issuable upon the exercise of warrants. Includes 62,499 shares of common stock issuable upon the exercise of stock options.

(36)	Includes 46,620 shares of common stock issuable upon the exercise of warrants.

(37)	Includes 62,499 shares of common stock issuable upon the exercise of stock options.

(38)
Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by the New Britain Radiological Associates 401(k) Plan FBO Sydney Ulreich. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(39)
Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by Fidelity Investment fbo Elinor Ganz IRA Rollover. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(40)
Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by Peddle Partners LLP. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(41)
Thomas Hall is the Managing Director of Marrell Enterprises, LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(42)
Howard Sugarman is the Director of Sugarman Investment L.P. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(43)	Leo Skylar is the Manager of New Wellington Group LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(44)
David Klugman is the President of David Klugman Associates Inc., Plan and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(45)	Includes 45,455 shares of common stock issuable upon the exercise of warrants.

(46)
Irwin Gross is the Managing Partner of Premier Partners Investments LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(47)	Seth Farbman is a Member of Egatniv, LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(48)	Includes 34,965 shares of common stock issuable upon the exercise of warrants.

(49)
Jack W. Kuhn is the Trustee of Jack W. Kuhn Revocable Trust and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(50)	Glen Kesner is the Manager of Auracana LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(51)	Includes 23,310 shares of common stock issuable upon the exercise of warrants.

(52)
Daniel J. Schreiber is the chief executive officer of Granite Financial Group LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. Granite Financial Group LLC is a registered broker-dealer and served as one of our placement agents in connection with our private placements of common stock and warrants that occurred on May 24, 2007 and debentures and warrants that occurred on May 25, 2007.

(53)	Consists of 71,259 shares of common stock issuable upon the exercise of warrants.

(54)
Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by the New Britain Radiological Associates 401(k) Plan FBO Alfred Gladstone. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(55)
Stratum Wealth Management LLC has the discretionary right to make investment decisions with respect to the shares held by the Harold E. Gelber Revocable Trust. Charles B. Ganz is a principal of Stratum Wealth Management LLC and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(56)
Anthony Matarazzo is the President of Global Transport Logistics, Inc. and, in such capacity may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder.

(57)
Wilson H. Williams is the chief executive officer of WFG Investment. Inc. and, in such capacity, may be deemed to have voting and dispositive power over the securities held for the account of this selling stockholder. WFG Investment, Inc. is a registered broker-dealer and served as one of our placement agents in connection with our private placements of common stock and warrants that occurred on May 24, 2007.

(58)	Consists of 31,818 shares of common stock issuable upon the exercise of warrants

DESCRIPTION OF SECURITIES

We are authorized to issue 90,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share. On July 19, 2007, there were 29,386,552 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to our Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the board of directors from time to time, our common stock holders will be entitled to such cash dividends as may be declared, if any, by the board of directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon our liquidation, dissolution or winding-up, our common stock holders will be entitled to receive pro rata all assets available for distribution to such holders.

Preferred Stock

Our board of directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations, or restrictions or any wholly unissued series of preferred stock.

Secured Convertible Debentures

On May 25, 2007, we issued secured convertible debentures in the aggregate principal amount of $6,576,350 ($6,050,000 subscription amount plus an 8% original issue discount added to such subscription amount). These debentures are due April 30, 2010, are not callable, and are convertible, in whole or in part, at each holder’s option, into shares of our common stock at an initial conversion price of $0.65 per share. We may not prepay the debentures in whole or in part, without the prior consent of the debenture holders. Should we, at any time while the debentures are outstanding, sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of our common stock at a per share less than the then existing conversion price of the debentures, the conversion price shall be reduced to equal that lower price. We are prohibited from effecting the conversion of the debentures to the extent that as a result of such conversion the holder of the debentures beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock immediately after giving effect to the issuance of shares of our common stock upon the conversion. We may not prepay the debentures in whole or in part, without the debenture holder’s prior consent.

The debentures provide for interest on the aggregate unconverted and then outstanding principal amount at a rate of 8% interest per annum commencing on the first anniversary of the original issue date of the debentures, payable quarterly in cash or common stock, at our option. So long as a resale registration statement is in effect with respect to the shares of common stock underlying the debentures, interest is payable in either cash or common stock, at our option. If interest is paid in common stock, however, the shares shall be valued at 90% of the 10 day volume weighted average price of our common stock prior to the interest payment date.

The debentures are senior indebtedness and the holders of the debentures have a security interest in all of our assets and those of our subsidiaries. In addition, for one year following issuance of the debentures, the holders of the debentures have a right of first refusal to participate in any equity or equity-linked financing conducted by us (other than traditional bank financing) whereby each holder has the right to purchase its pro rata portion of that financing that is equal to the ratio of (x) the subscription amount paid by such purchaser and (y) the sum of the aggregate subscription amounts paid by all purchasers of the debentures participating in the right of first refusal.

If within three trading days from date on which the conversion of a debenture shall be effected (the “Share Delivery Date”) we fail to deliver to the holder of the debenture certificates representing the shares of our common stock into which the debentures are convertible, and if after such Share Delivery Date the holder of the debenture is required by its brokerage firm to purchase, or the holder’s brokerage firm otherwise purchases, shares of our common stock to deliver in satisfaction of a sale by such holder of shares of our common stock which the holder was entitled to receive upon the conversion, then we are obligated to (A) pay in cash to the holder the amount by which (x) the holder’s total purchase price for our common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the conversion multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the holder, either reissue (if surrendered) the debenture in a principal amount equal to the principal amount of the attempted conversion or to deliver to the holder the number of shares of common stock that would have been issued if we had timely complied with our delivery requirements.

Options

We have granted options to purchase 3,000,000 shares of common stock to certain of our executive officers upon the closing of the reverse merger. All such options were issued pursuant to our 2007 Incentive Stock Plan, vest in equal monthly installments over 48 months and are exercisable when vested at a price of $0.65 per share.

Warrants

Investor Warrants

In connection with the private placement of our common stock and warrants completed on May 24, 2007, we issued warrants to purchase up to an aggregate of 2,798,836 shares of common stock to the investors. The warrants provide for the purchase of shares of common stock for five years at an exercise price of $1.00 per share. Should we, at any time while the warrants are outstanding, sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of our common stock at a per share price less than the then existing exercise price of the warrants, the exercise price shall be reduced to equal that lower price. We are prohibited from effecting the exercise of the warrants to the extent that as a result of such exercise the holder of the exercised warrants beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrants. If at any time after May 24, 2008 there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants, then the holders of such warrants have the right to exercise the warrants by means of a cashless exercise.

If within three trading days from date on which the exercise of the warrants shall be effected (the “Warrant Share Delivery Date”) we fail to deliver to a holder of the warrants certificates representing the shares into which such warrants are convertible, and if after such Warrant Share Delivery Date the holder of the warrants is required by its brokerage firm to purchase, or the holder’s brokerage firm otherwise purchases, shares of our common stock to deliver in satisfaction of a sale by such holder of the shares of our common stock which the holder was entitled to receive upon the exercise, then we are obligated to (A) pay in cash to the holder the amount by which (x) the holder’s total purchase price for our common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the exercise multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the holder, either reinstate the warrant for which such exercise was not honored or to deliver to the holder the number of shares of common stock that would have been issued if we had timely complied with our delivery requirements.

Debenture Warrants

In connection with the issuance of our debentures on May 25, 2007, we issued debenture warrants to purchase up to an aggregate of 5,058,730 shares of common stock to the purchasers of the debentures. Such warrants provide for the purchase of shares of common stock for five years at an exercise price of $1.00 per share. Should we, at any time while the debenture warrants are outstanding, sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue any common stock or common stock equivalents entitling any party to acquire shares of our common stock at a per share price less than the then existing exercise price of the debenture warrants, the exercise price shall be reduced to equal that lower price. We are prohibited from effecting the exercise of the warrants to the extent that as a result of such exercise the holder of the exercised warrants beneficially owns more than 4.99% (or, if such limitation is waived by the holder upon no less than 61 days prior notice to us, 9.99%) in the aggregate of the issued and outstanding shares of our common stock calculated immediately after giving effect to the issuance of shares of our common stock upon the exercise of the warrants. If at any time after May 24, 2008 there is no effective registration statement registering, or no current prospectus available for, the resale of the shares of common stock underlying the warrants, then the holders of such warrants have the right to exercise the warrants by means of a cashless exercise.

If within three trading days from the Warrant Share Delivery Date we fail to deliver to a holder of the warrants certificates representing the shares into which such warrants are convertible, and if after such Warrant Share Delivery Date the holder of the warrants is required by its brokerage firm to purchase, or the holder’s brokerage firm otherwise purchases, shares of our common stock to deliver in satisfaction of a sale by such holder of the shares of our common stock which the holder was entitled to receive upon the exercise, then we are obligated to (A) pay in cash to the holder the amount by which (x) the holder’s total purchase price for our common stock so purchased exceeds (y) the product of (1) the aggregate number of shares of common stock that such holder was entitled to receive from the exercise multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed and (B) at the option of the holder, either reinstate the warrant for which such exercise was not honored or to deliver to the holder the number of shares of common stock that would have been issued if we had timely complied with our delivery requirements.

Placement Agent Warrants

In connection with our offering contemplated on May 24, 2007, we issued warrants to purchase up to an aggregate of 391,838 shares of common stock to three placement agents. Such warrants have the same terms as the warrants issued to the investors in the private placement completed on May 24, 2007. In connection with the issuance of the debentures on May 25, 2007, we issued warrants to purchase up to an aggregate of 708,222 shares of common stock to two placement agents. Such warrants have the same terms as the warrants issued to the purchasers of the debentures.

Registration Rights

Shares Issued in the Private Placement and Underlying the Investor Warrants

On May 24, 2007, in connection with our private placement of common stock and warrants, we entered into a registration rights agreement with the purchasers pursuant to which we agreed to provide certain registration rights with respect to the common stock issued and the common stock issuable upon exercise of the warrants. Specifically, we agreed to file a registration statement (of which this prospectus forms a part) with the Securities and Exchange Commission covering the resale of the common stock issued and underlying the warrants on or before July 23, 2007 and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before September 21, 2007.

If (i) the registration statement is not filed on or before July 23, 2007 or (ii) we fail to file with the Securities and Exchange Commission a request for acceleration of the registration statement in accordance with Rule 461 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, within five trading days of the date that we are notified by the Securities and Exchange Commission that such registration statement will not be “reviewed” or will not be subject to further review, or (iii) we fail to file a pre-effective amendment or otherwise respond to Securities and Exchange Commission comments within 10 trading days, or (iv) the registration statement is not declared effective by the Securities and Exchange Commission on or before September 21, 2007, or (v) all of the registrable securities are not registered for resale on or before May 24, 2008, or (vi) the registration statement ceases to remain continuously effective for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period after its first effective date, then we are subject to liquidated damage payments to the holders of the shares sold in the private placement in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency.

Pursuant to the registration rights agreement, we must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144, subject to our right to suspend or defer the use of the registration statement in certain events.

Shares Underlying the Debentures and Debenture Warrants

On May 25, 2007, in connection with our sale of the debentures, we entered into a registration rights agreement with the holders of the debentures, pursuant to which we agreed to provide certain registration rights with respect to the shares of common stock issuable upon conversion of the debentures and the debenture warrants. Specifically, we agreed to file a registration statement (of which this prospectus forms a part) with the Securities and Exchange Commission covering the resale of the shares of common stock underlying the debentures and debenture warrants on or before July 24, 2007 and to cause such registration statement to be declared effective by the Securities and Exchange Commission on or before September 22, 2007.

If (i) the registration statement is not filed on or before July 24, 2007 or (ii) we fail to file with the Securities and Exchange Commission a request for acceleration of the registration statement in accordance with Rule 461 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, within five trading days of the date that we are notified by the Securities and Exchange Commission that such registration statement will not be “reviewed” or will not be subject to further review, or (iii) we fail to file a pre-effective amendment or otherwise respond to Securities and Exchange Commission comments within 10 trading days, or (iv) the registration statement is not declared effective by the Securities and Exchange Commission on or before September 24, 2007, or (v) all of the registrable securities are not registered for resale on or before May 25, 2008, or (vi) the registration statement ceases to remain continuously effective for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period after its first effective date, then we are subject to liquidated damage payments to the holders of the debentures in an amount equal to 1% of the aggregate purchase price paid by such purchasers per month of delinquency.

Pursuant to the registration rights agreement, we must maintain the effectiveness of the registration statement from the effective date until the date on which all securities registered under the registration statement have been sold, or are otherwise able to be sold pursuant to Rule 144, subject to our right to suspend or defer the use of the registration statement in certain events.

Shares Underlying the Placement Agent Warrants

Each of the agreements with our placement agents into which we entered in connection with the placement of the units of common stock and warrants and the debentures states that should we file a registration statement with the Securities and Exchange Commission covering the sale of our common stock, then the placement agent shall have the right to require us to register the resale of the shares of common stock underlying the placement agent warrants on such registration statement.

Lock-up Agreements

Unit Lock-up Agreements

On May 24, 2007, in connection with our private placement of units of common stock and warrants, each of our executive officers, directors, and holders of our common stock who had been holders of common stock of Microwave Satellite Technologies, Inc. prior to the reverse merger, entered into a lock-up agreement pursuant to which they agreed not to offer, sell, pledge or otherwise transfer or dispose of any of their shares of our common stock or securities convertible into our common stock until May 24, 2008, with the exception of bona fide gifts, transfers to an entity for the benefit of themselves or their immediate family members, contributions made to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or transfers by operation of law, in each case, provided the transferees agree, in writing, to be bound by the terms of the lock-up agreement for the balance of the lock-up period.

The lock-up agreements also contain a “market standoff” provision pursuant to which the undersigned agreed that, for so long as the lock-up agreement is in effect, if we undertake an underwritten public offering, they will not, during the period commencing on the date of the final prospectus relating to the our initial underwritten public offering and ending on the date specified by us and the managing underwriter (such period not to exceed 180 calendar days), without the prior written consent of us and the lead or managing underwriter if one is appointed: (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our securities, including (without limitation) shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (whether now owned or hereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of our securities, including (without limitation) shares of common stock or any securities convertible into or exercisable or exchangeable for common stock (whether now owned or hereafter acquired), whether any such transaction described in (i) or (ii) above is to be settled by delivery of securities, in cash or otherwise.

Debenture Lock-up Agreements

On May 25, 2007, in connection with our sale of debentures, each of our executive officers and directors entered into a lock-up agreement pursuant to which they agreed not to offer, sell, pledge or otherwise dispose of any of their shares of our common stock or securities convertible into our common stock until 30 calendar days following the date the registration statement, of which this prospectus forms a part, is declared effective by the Securities and Exchange Commission.

Restrictions on Future Stock Issuances

In connection with our sale of debentures, we agreed that until 90 days after the date the registration statement, of which this prospectus forms a part, is declared effective by the Securities and Exchange Commission, we may not issue or sell any shares of our common stock or securities convertible or issuable into shares of our common stock, except for certain exempt issuances such as stock or option plans, existing derivative securities or securities issued pursuant to acquisitions or strategic transactions.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and By-laws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law, Certain By-Law Provisions

Certain provisions of our By-laws are intended to strengthen our board of director’s position in the event of a hostile takeover attempt. These provisions have the following effects:

•
they provide that only business brought before an annual meeting by our board of directors or by a stockholder who complies with the procedures set forth in the By-laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice of certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are also subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock of the Delaware corporation.

Transfer Agent

The transfer agent for our common stock is Signature Stock Transfer, Inc., 2301 Ohio Drive, Suite 100, Plano, Texas 75093. We serve as warrant agent for the outstanding warrants.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144 under the Securities Act of 1933, as amended;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. These discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved. In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers who may, in turn, engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered by the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act of 1934, as amended, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement that we entered into with the selling stockholders; however, the selling stockholders will pay all underwriting discounts and selling commissions, if any.

We will indemnify the selling stockholders against liabilities, including liabilities under the Securities Act of 1933, as amended, in accordance with the registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against liabilities, including liabilities under the Securities Act of 1933, as amended, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the registration rights agreement, or we may be entitled to contribution.

LEGAL MATTERS

Haynes and Boone, LLP, New York, New York, will pass upon the validity of the shares of our common stock offered by the selling stockholders under this prospectus.

EXPERTS

The financial statements as of December 31, 2006, and for the years ended December 31, 2006 and 2005, included in this prospectus have been audited by RBSM LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, together with any amendments and related exhibits, under the Securities Act of 1933, as amended, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Our Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. In addition, through our website, http://www.msti-online.com, you can access electronic copies of documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-KSB, our Quarterly Reports on Form 10-QSB, and Current Reports on Form 8-K and any amendments to those reports. Information on our website is not incorporated by reference in this prospectus. Access to those electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: 259-263 Goffle Road, Hawthorne, New Jersey 07506, Attention: Frank T. Matarazzo, Chief Executive Officer.

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Microwave Satellite Technologies, Inc.
Hawthorne, New Jersey

We have audited the accompanying balance sheets of Microwave Satellite Technologies, Inc (the "Company"), as of December 31, 2006 and 2005, and the related statements of stockholder's equity, losses and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Microwave Satellite Technologies, Inc as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States of America.

New York, New York April 5, 2007	/s/ Russell Bedford Stefanou Mirchandani LLP Russell Bedford Stefanou Mirchandani LLP

MICROWAVE SATELLITE TECHNOLOGIES, INC.
BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

ASSETS	Successor 2006	Predecessor 2005
Current Assets:
Cash and cash equivalents	114,468	$22,855
Accounts receivable, net of allowance for doubtful accounts of $10,000 at December 31, 2006 and 2005	100,146	110,840
Deferred income tax - current (Note O)	-	4,186
Income tax receivable	261,517	222,602
Due from affiliate	-	19,936
Prepaid expenses and deposits	76,056	325,340
Total current assets	552,187	705,759

Property and equipment, at cost (Note D):
Furniture and equipment	268,514	674,417
Less: accumulated depreciation	37,683	437,319
Total property and equipment, net	230,831	237,098

Cable equipment and installations, at cost (Note E):
Cable equipment and installations, at cost	3,684,237	2,270,071
Less: accumulated depreciation	344,045	1,364,090
Total Cable equipment and installations, net	3,340,192	905,981

Other assets:
Intangible assets, net of accumulated amortization of $282,325 and $20,812 at December 31, 2006 and December 31, 2005, respectively (Note C)	2,181,602	42,688
Goodwill (Note B)	1,958,198	-
Investment in affiliates (Note F)	54,803	59,751
Deposits	12,600	12,600
Total other assets	4,207,203	115,039

Total Assets	$8,330,413	$1,963,877

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities (Note L)	$955,803	$704,577
Line of credit (Note G)	-	363,092
Current portion of long-term debt (Note H)	6,555	6,555
Note Payable - officer (Note K)	80,444	80,444
Income tax refund due to officer (NoteK)	291,000	-
Due to Parent Company (Note K)	5,603,310	-
Deferred revenue	96,463	79,858
Total current liabilities	7,033,575	1,234,526

Long-term liabilities:
Long-term debt - less current portion (Note H)	547	7,102
Deferred income tax - non-current (Note O)	-	7,372
Total long-term liabilities	547	14,474

Commitments and contingencies (Note M)	-	-

Stockholders' equity (Note I)
Common stock, no par value, 1000 shares authorized; 300 shares issued and 125 shares outstanding as of December 31, 2006 and 2005	3,592,691	1,000
Treasury Stock	(75,000)	(75,000)
Accumulated (deficit) earnings	(2,221,670)	788,877
Total stockholders' equity	1,296,291	714,877
Total Liabilities and Stockholders' Equity	$8,330,413	$1,963,877

See accompanying notes to financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
STATEMENTS OF LOSSES
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Predecessor January 31, 2006	Successor February 1 to December 31 2006	2006	Predecessor 2005

Revenue, net	$140,643	$1,755,803	$1,896,446	$1,952,830

Cost of Sales	136,139	2,210,309	2,346,448	1,463,172

Gross Profit (Loss)	4,504	(454,506)	(450,002)	489,658

Operating Expenses:
Selling, General and Administrative	544,190	2,312,441	2,856,631	1,583,399
Depreciation and Amortization	3,854	320,008	323,862	46,129
Total Operating Expense	548,044	2,632,449	3,180,493	1,629,528

Loss from Operations	(543,540)	(3,086,955)	(3,630,495)	(1,139,870)

Other Income (Expense):
Other Income	-	1,484	1,484	-
Gain on the sale of subscribers (Note J)	-	-	-	220,807
Interest Income	-	19	19	15,392
Interest Expense	(4,359)	(206,595)	(210,954)	-
Total Other Income (Expenses)	(4,359)	(205,092)	(209,451)	236,199

Loss Before Provision for Income Taxes & Minority Interest	(547,899)	(3,292,047)	(3,839,946)	(903,671)

Provision for Income Tax (Benefit)	924,162	(1,070,377)	(146,215)	(375,890)

Net (Loss)	$(1,472,061)	$(2,221,670)	$(3,693,731)	$(527,781)

Loss per common share (basic and diluted)	$11,776	$17,773	$29,550	$4,222

Weighted average common shares outstanding (basic and diluted)	125	125	125	125

See accompanying notes to financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Common Shares Issued	Treasury Shares	Treasury Stock, at cost	Common Stock	Accumulated Earnings (Deficit )	Total
Balance at January 1, 2005 - Predecessor Period	300	175	$(75,000)	$1,000	$1,316,658	$1,242,658
Net loss - 2005	-	-	-	-	(527,781)	(527,781)
Balance at December 31, 2005	300	175	$(75,000)	$1,000	$788,877	$714,877
Net Income(loss) - January 2006	-	-	-	-	(1,472,061)	(1,472,061)
Equity adjustments related to push-down accounting (Telkonet-acquistion)	-	-	-	2,691,961	683,184	3,375,145
Balance at January 31, 2006 - Predecessor Period	300	175	$(75,000)	$2,692,961	$-	$2,617,961
Equity adjustment related to push-down accounting (Telkonet- acquisition)	-	-	-	900,000	-	900,000
Net loss - February to December 2006	-	-	-	-	(2,221,670)	(2,221,670)
Balance at December 31, 2006 -Successor Period	300	175	$(75,000)	$3,592,961	$(2,221,670)	$1,296,291

See accompanying footnotes to financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Predecessor January 31, 2006	Successor February 1 to December 31 2006	2006	Predecessor 2005
Increase (Decrease) In Cash and Equivalents
Cash Flows from Operating Activities:
Net loss from operating activities	$(1,472,061)	$(2,221,670)	$(3,693,731)	$(527,781)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Loss on Investment in affiliate	4,948	-	4,948	35,554
Depreciation, including Cable equipment and installations	25,691	389,476	415,167	303,080
Amortization	353	282,325	282,678	4,233
Due from affiliate	19,936	-	19,936	(19,936)
Increase / decrease in:
Accounts receivable, trade and other	77,928	(67,234)	10,694	(49,931)
Prepaid expenses and deposits	71,086	178,198	249,284	(176,338)
Income tax payable, net of receivable	147,971	38,915	186,886	(597,602)
Deferred income tax and other, net	1,067,191	(1,109,292)	(42,101)	(398,390)
Deferred revenue	(5,535)	22,140	16,605	(13,037)
Accounts payable, accrued expenses, net	178,939	64,008	242,947	(2,005,723)
Net Cash Provided by (Used In) Operating Activities	116,447	(2,423,134)	(2,306,687)	(3,445,871)

Cash Flows From Investing Activities:
Costs of Cable equipment and installations	(111,591)	(2,688,855)	(2,800,446)	(231,271)
Investment in affiliate	-	-	-	(15,305)
Purchase of property and equipment, net	(13,744)	(21,173)	(34,917)	(34,525)
Release of funds from escrow	-	-	-	1,077,804
Net Cash (Used In) Provided By Investing Activities	(125,335)	(2,710,028)	(2,835,363)	796,703

Cash Flows From Financing Activities:
Advances from Parent Company, net	-	5,603,310	5,603,310	-
Proceeds on balance due from officer, net	-	-	-	78,516
Proceeds (Repayment) from line of credit	45,963	(409,055)	(363,092)	363,092
Proceeds from sale of common stock, net of costs and fees	-	-	-	-
Repayments of Notes Payable	(546)	(6,009)	(6,555)	(7,101)
Net Cash Provided By Financing Activities	45,417	5,188,246	5,233,663	434,507
Net Increase (Decrease) In Cash and Equivalents	36,529	55,084	91,613	(2,214,661)
Cash and cash equivalents at the beginning of the period	22,855	59,384	22,855	2,237,516
Cash and cash equivalents at the end of the period	$59,384	$114,468	$114,468	$22,855

See accompanying notes to financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
(Unaudited)

	Predecessor January 31, 2006	Successor February 1 to December 31 2006	2006	Predecessor2005
Supplemental Disclosures of Cash Flow Information:
Cash transactions:
Cash paid during the period for interest	$4,363	$417	$4,780	$40,645
Income taxes paid	$-	$-	$-	$520,100

Acquisition by Telkonet, Inc. (Note B):
Subscriber list - intangible asset	-	2,421,061	2,421,061	-
Goodwill	-	1,958,198	1,958,198	-
Investment by Telkonet, Inc.	-	4,379,259	4,379,259	-

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Microwave Satellite Technologies, Inc. (the “Company”), formed in New Jersey in 1982, is a carrier class communications technology company that specializes in providing a true Quad-Play services including video, voice, high-speed internet and Wi-Fi to Multiple Tenant Units (MTUs) and Multiple Dwelling Units (MDUs).

New Basis of Accounting.

In January 2006, Telkonet, Inc., a Utah corporation (“Telkonet”) whose stock is listed for trading on the American Stock Exchange under the symbol (“TKO”), acquired a 90% interest in MST.

In accordance with Emerging Issues Task Force Issue No. D-97, Push Down Accounting, as a result of the change in control of us that occurred on January 31, 2006, we have applied “push down” accounting, which requires that the proportionate basis of the assets acquired and liabilities assumed be “pushed down” to us based upon their estimated fair market values. We make estimates and judgments in determining the fair value of the acquired assets and liabilities. We base our determination on independent appraisal reports, as well as our internal judgments based upon the existing facts and circumstances. If we were to use different judgments or assumptions, the amounts assigned to the individual assets or liabilities could be materially different.

The primary changes to the balance sheet reflect:

·	the recording of the fair value of the Company's subscriber list

·	the recording of the fair value of goodwill

·	elimination of the accumulated earnings; and

·	a increase in additional paid-in capital from these adjustments

Although Microwave Satellite Technologies, Inc. continued as the same legal entity after the acquisition, the application of push down accounting represents the termination of the old accounting entity and the creation of a new one. As a result, the accompanying consolidated statements of operations, cash flows and stockholders' equity are presented for two periods: Predecessor and Successor, which relate to the period preceding the acquisition and the period succeeding the acquisition, respectively. The Company refers to the operations of Microwave Satellite Technologies, Inc. for both the Predecessor and Successor periods.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The allowance for doubtful accounts was $10,000 at December 31, 2006 and December 31, 2005, respectively.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life ranges from 5 to 15 years.
Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

The Company accounts for the revenue, costs and expense related to residential cable services as the related services are performed in accordance with SFAS No. 51, Financial Reporting by Cable Television Companies. Installation revenue for residential cable services is recognized to the extent of direct selling costs incurred. Direct selling costs have exceeded installation revenue in all reported periods. Generally, credit risk is managed by disconnecting services to customers who are delinquent. The capitalized cost of this equipment is depreciated from three to ten years, on a straight-line basis down to the Company's original estimate of the projected value of the equipment at the end of the scheduled lease term.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $187,093, and $25,648 in advertising costs during the years ended December 31, 2006 and 2005, respectively.

Liquidity

As shown in the accompanying financial statements, the Company has incurred a net loss of $3,693,731 and $527,781 for the year ended December 31, 2006 and 2005, respectively. As of December 31, 2006, the Company's current assets are behind its current liabilities by $6,481,388, with cash and cash equivalents representing $114,468.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

New Accounting Pronouncements

On February 16, 2006 the FASB issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

The FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets an amendment of FASB Statement No. 140” (“SFAS No. 156”) in March 2006. SFAS No. 156 requires a company to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset. A company would recognize a servicing asset or servicing liability initially at fair value. A company will then be permitted to choose to subsequently recognize servicing assets and liabilities using the amortization method or fair value measurement method. SFAS No. 156 is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

On July 13, 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109” (“FIN No. 48”). FIN No. 48 clarifies what criteria must be met prior to recognition of the financial statement benefit of a position taken in a tax return. FIN No. 48 will require companies to include additional qualitative and quantitative disclosures within their financial statements. The disclosures will include potential tax benefits from positions taken for tax return purposes that have not been recognized for financial reporting purposes and a tabular presentation of significant changes during each period. The disclosures will also include a discussion of the nature of uncertainties, factors which could cause a change, and an estimated range of reasonably possible changes in tax uncertainties. FIN No. 48 will also require a company to recognize a financial statement benefit for a position taken for tax return purposes when it will be more-likely-than-not that the position will be sustained. FIN No. 48 will be effective for fiscal years beginning after December 15, 2006.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

On September 15, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 addresses how companies should measure fair value when they are required to use a fair value measure for recognition and disclosure purposes under generally accepted accounting principles. SFAS No. 157 will require the fair value of an asset or liability to be based on a market based measure which will reflect the credit risk of the company. SFAS No. 157 will also require expanded disclosure requirements which will include the methods and assumptions used to measure fair value and the effect of fair value measures on earnings. SFAS No. 157 will be applied prospectively and will be effective for fiscal years beginning after November 15, 2007 and to interim periods within those fiscal years.

In September 2006, the Financial Accounting Standards Board issued FASB Statement No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 requires the Company to record the funded status of its defined benefit pension and other postretirement plans in its financial statements. The Company is required to record an asset in its financial statements if a plan is overfunded or record a liability in its financial statements if a plan is underfunded with a corresponding offset to shareholders' equity. Previously unrecognized assets and liabilities are recorded as a component of shareholders' equity in accumulated other comprehensive income, net of applicable income taxes. SFAS 158 also requires the Company to measure the value of its assets and liabilities as of the end of its fiscal year ending after December 15, 2008. The Company has implemented SFAS 158 using the required prospective method. The recognition provisions of SFAS 158 are effective for the fiscal year ending after December 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In December 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements ("FSP 00-19-2") which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.

NOTE B - ACQUISITION BY TELKONET, INC.

On January 31, 2006, the Telkonet acquired a 90% interest in the Company from Frank Matarazzo, the sole stockholder, in exchange for $1.8 million in cash and 1.6 million unregistered shares of Telkonet's common stock for an aggregate purchase price of $9,000,000. The purchase price of $9,000,000 was increased by $117,822 for direct costs related to the acquisition. These direct costs included legal, accounting and other professional fees. The cash portion of the purchase price was paid in two installments, $900,000 at closing and $900,000 in February 2007. The stock portion is payable from Telkonet shares held in escrow, 400,000 Telkonet shares at closing and the remaining 1,200,000 “purchase price contingency” Telkonet shares issued based on the achievement of 3,300 “Triple Play” subscribers over a three year period. In the year ended December 31, 2006, Telkonet issued 200,000 shares of the purchase price contingency valued at $900,000 as an adjustment to Goodwill.

The acquisition by Telkonet was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The value of the Telkonet's common stock issued as a part of the acquisition was determined based on the average price of Telkonet's common stock for several days before and after the acquisition.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE B - ACQUISITION BY TELKONET, INC. (continued)

The components of the purchase price were as follows:
	As Reported	Including Purchase Price Contingency (*)
Telkonet Common stock	$2,700,000	$7,200,000
Cash	1,800,000	1,800,000
Direct acquisition costs	117,822	117,822
Purchase price	4,617,822	9,117,822

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management's best estimates. The purchase price was allocated to the fair value of assets acquired and liabilities assumed as follows:

	As Reported	Including Purchase Price Contingency (*)
Cash and other current assets	$346,548	$346,548
Equipment and other assets	1,310,125	1,310,125
Subscriber lists	2,463,927	2,463,927
Goodwill and other intangible assets	1,958,198	6,458,198
Subtotal	6,078,798	10,578,798
Current liabilities	1,460,976	1,460,976
Total	$4,617,822	$9,117,822

(*) At the date of the acquisition, the effect of the “purchase price contingency” shares valued at approximately $5.4 million had not been recorded in accordance with FAS 141. In the second quarter of 2006, Telkonet issued 200,000 shares of the purchase price contingency valued at $900,000 as an adjustment to Goodwill.

Goodwill and other intangible assets represent the excess of the purchase price over the fair value of the net tangible assets acquired. Telkonet engaged an independent firm to assist in allocating the excess purchase price to the intangible assets and goodwill as appropriate. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually. The subscriber list was independently valued at $2,463,927 with an estimated useful life of eight years.

The acquisition of MST resulted in the valuation by an independent appraiser of MST's subscriber lists as intangible assets. The MST subscriber list was determined to have an eight-year life. This intangible was amortized using that life, and amortization from the date of the acquisition through December 31, 2006, was taken as a charge against income in the statement of operations. In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the intangible asset subject to amortization was reviewed for impairment at December 31, 2006. Goodwill of $1,958,198, excluding the remaining purchase price contingency, represented the excess of the purchase price over the fair value of the net tangible and intangible assets acquired.

At December 31, 2006, the Company performed an impairment test on the goodwill and intangibles acquired, it was determined that there were no changes in the carrying value of goodwill and intangibles acquired.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE C - INTANGIBLE ASSETS

At December 31, 2006, intangible assets are stated at their estimated fair market value (determined June 8, 2006) based upon a valuation performed by an independent third-party, less amortization from January 31, 2006 to December 31, 2006. This valuation was obtained in connection with the “push down” accounting performed as a result of the change in control of the Company.

Total identifiable intangible assets carrying value at December 31, 2006 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable tangible Assets:
Subscriber lists	$2,463,927	(282,325)	2,181,602	$-	8.0

Total Amortized Identifiable Intangible Assets	$2,463,927	(282,325)	2,181,602	$-
Unamortized Identifiable Intangible Assets:	None
Total	$2,463,927	(282,325)	2,181,602	$-

Total amortization expense charged to operations for the year ended December 31, 2006 was $282,678. Estimated amortization expense as of December 31, 2006 is as follows:

Fiscal
2007	$307,991
2008	307,991
2009	307,991
2010	307,991
2011	307,991
2012 and after	641,647
Total	$2,181,602

The Company maintained intangible assets of $42,688, net of $20,812 accumulated amortization, as of December 31, 2005. The amortization expense for the year ended 2005 amounted to $4,233. The asset was amortized over a 15 year period and subsequently included in the value of the subscriber list asset as of the January 31, 2006 acquisition by Telkonet.

NOTE D - PROPERTY, PLANT AND EQUIPMENT

The Company's property and equipment at December 31, 2006 and 2005 consists of the following:

	2006	2005
Leasehold Improvements	169,636	198,733
Office Fixtures and Furniture	98,878	475,684
Total	268,514	674,417
Accumulated Depreciation	(37,683)	(437,319)
	$230,831	$237,098

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE D - PROPERTY, PLANT AND EQUIPMENT (continued)

Depreciation expense included as a charge to income was $41,184 and $41,895 for the years ended December 31, 2006 and 2005, respectively. At January 31, 2006, the Telkonet acquisition date, the Company was obligated to adjust the property, plant and equipment to net book value resulting in a write-down of accumulated depreciation (see note A).

NOTE E - CABLE EQUIPMENT AND INSTALLATIONS

The Company currently maintains service agreements with approximately twenty (20) MDU and MTU properties and the equipment is capitalized under Cable Equipment and Installations. Generally, under the terms of a service agreement, the Company provides either (i) “bulk services,” which may include one or all of a bundle of products and services, at a fixed price per month to the owner of the MDU or MTU property, and contract with individual residents for enhanced services, such as premium cable channels, for a monthly fee or (ii) contract with individual residents of the MDU property for one or more basic or enhanced services for a monthly fee.

Equipment maintained for customers under Cable Equipment and Installations is recorded at cost and is depreciated on the straight line basis to its estimated residual value. Estimated useful lives are three to ten years. Cable equipment and installations at December 31, 2006 and 2005 consist of the following:

	2006	2005
Cable equipment and installations	$3,684,237	$2,270,071
Less: accumulated depreciation	(344,045)	(1,364,090)
Capitalized equipment, net of accumulated depreciation	3,340,192	905,981
Less: estimated reserve for residual values	-	--
Capitalized Cable equipment and installations, net	$3,340,192	$905,981

Depreciation expense included as a charge to income was $351,792 and $259,609 for the years ended December 31, 2006 and 2005, respectively. At January 31, 2006, the Telkonet acquisition date, the Company was obligated to adjust the cable equipment and installations to net book value resulting in a write-down of accumulated depreciation (see Note A).

The following is a schedule by years of minimum future rentals under bulk services of non-cancellable operating agreements as of December 31, 2006:

2007	$422,510
2008	413,760
2009	413,760
2010	385,818
2011	329,934
Thereafter	405,730
$2,371,512

 NOTE F - LONG-TERM INVESTMENTS

Interactivewifi.com, LLC

MST maintains an investment in Interactivewifi.com, LLC a privately held company. This investment represents an equity interest of approximately 50% at December 31, 2006. Interactivewifi.com is engaged in providing internet and related services to customers throughout metropolitan New York through a joint venture with MST. MST accounted for this investment under the cost method, as MST does not have the ability to exercise significant influence over operating and financial policies of the investee. Telkonet reviewed the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values of the investment. The fair value of MST's investment in Interactivewifi.com amounted to approximately $54,803 and $59,751 as of December 31, 2006 and 2005.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE G - LINE OF CREDIT

The Company had a line-of-credit available with Sun National Bank in the amount of $500,000 to be used for working capital. Advances against this line are payable with interest based on the 30-day LIBOR index plus 2%. The line was collateralized by all the business assets of the Company and personally guaranteed by the Company's Chief Executive Officer. Advances against this line amounted to $363,092 as of December 31, 2005. The line-of-credit was paid in full and closed on January 31, 2006 in conjunction with the acquisition by Telkonet.

In addition, the Company had a line-of-credit with Sun National Bank in the amount of $1,000,000 to be used for equipment purchases. Advances against the line would be subject to interest based on the 30-day LIBOR index plus 2%. The line is collateralized by all the business assets of the Company and is also personally guaranteed by the Company's Chief Executive Officer up to 50% of the indebtedness, or $500,000, whichever is less. There were no advances against the line as of December 31, 2005. The Sun National Bank line was closed on January 31, 2006.

NOTE H - NOTE PAYABLE

	2006	2006
Note payable in monthly installments of $546 with no interest. The note is collateralized by transportation equipment. Maturity date January 2008.	$7,102	$13,657

Less: current portion	6,555	6,555

Amount Due After One Year	$547	$7,102

Following are the maturities of long-term debt for each of the next two years:

2007	$6,555

2008	547

$7,102

NOTE I - CAPITAL STOCK

The company has authorized 1,000 shares of common stock, with no par value per share. As of December 31, 2006 and 2005, the Company has 300 shares of common stock issued and 125 shares of common stock outstanding. Additionally, the Company has 175 shares of common stock in Treasury at a cost of $75,000.

NOTE J - GAIN ON SALE OF SUBSCRIBERS

In 2004 the Company sold a portion of its subscriber base and certain related equipment located in Brooklyn, New York. Residual income, net of certain costs, from the sale of the subscriber base were received during the year ended December 31, 2005 in the amounted of $220,807.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE K - RELATED PARTY TRANSACTIONS

We have a co-marketing agreement with Telkonet. We have made payments of $233,402 to Telkonet pursuant to the terms of this agreement in the last two fiscal years.

As of December 31, 2006, Telkonet has made an aggregate of $5,603,310 in unsecured loans to us. The loans bear interest at the prime rate and interest expense for the eleven month period ended December 31, 2006 amounted to $206,595.

On August 17, 2005, the Company issued a non-interest bearing demand promissory note in the amount of $100,000 due to Frank Matarazzo, MST Chief Executive Officer. As of December 31, 2006 and 2005, $80,444 remains outstanding under the note.

An estimated $291,000 income tax receivable due to the Company for certain carryback tax losses of MST for the period prior to the Company's acquisition is payable to Frank Matarazzo.

In February 2006, the Company entered into a one-year professional services agreement with Global Transport Logistics, Inc. (“GTI”), for consulting services for which GTI is paid a fee of $10,000 per month. GTI is 100% owned by Eileen Matarazzo, the sister-in-law of MST's Chief Executive Officer.

NOTE L - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2006 and 2005 are as follows:

	2006	2005
Accounts payable	$473,760	$93,220
Accrued payroll and payroll taxes	60,471	43,415
Other	421,573	567,942
Total	$955,804	$704,577

NOTE M - COMMITMENTS AND CONTINGENCIES

Office Leases Obligations

MST presently leases 12,600 square feet of commercial office space in Hawthorne, New Jersey for its office and warehouse spaces. This lease will expire in April 2010.

Commitments for minimum rentals under non cancelable leases at December 31, 2006 are as follows:

2007	$78,096
2008	78,096
2009	78,096
2010	26,032
2011 and thereafter	-
Total	$260,320

Rental expenses charged to operations for the year ended December 31, 2006 and 2005 are $79,864 and $77,264, respectively.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company's proprietary information.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE M - COMMITMENTS AND CONTINGENCIES (continued)

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE N - 401K PROFIT SHARING PLAN

The Company maintains a defined contribution profit sharing plan for employees (the “401(k)”) that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of three months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) without regard to current or accumulated net profits of the Company. These contributions are allocated to participants in amounts of 100% of the participants' contributions up to 1% of each participant's gross pay, then 10% of the next 5% of each participant's gross pay (a higher contribution percentage may be determined at the Company's discretion). In addition, the Company makes a one-time, annual contribution of 3% of each participant's gross pay to each participant's contribution account in the 401(k) plan. Participants become vested in equal portions of their Company contribution account for each year of service until full vesting occurs upon the completion of six years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.

NOTE O - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

For the successor period February 1 to December 31, 2006, the Company was included in the consolidated tax return of Telkonet, Inc. and Subsidiaries. For purposes of preparing separate financial statements, the Company has elected to use the separate return method of allocating tax expense.

Significant components of the provision (benefit) for income taxes for the following years are as follows:

	Successor February 1 to December 31, 2006		Predecessor January 31, 2006	Predecessor 2005
Current:
Federal	$	---	$(143,109)	$	---
State		---	---		---

---			(143,109)		---

Deferred:
Federal		(896,219)	913,201		(305,291)
State		(174,158)	154,070		(70,599)

		$(1,070,377)	$1,067,191		$(375,890)

Total income tax expense (benefit)		$(1,070,377)	$924,162		$(375,890)

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE O - INCOME TAXES (continued)

A reconciliation of tax expense computed at the statutory federal tax rate on loss from operations before income taxes to the actual income tax expense is as follows:

	Successor February 1 to December 31, 2006	Predecessor January 31, 2006	Predecessor 2005
Tax provision computed at the statutory rate	$(1,118,519)	$(845,258)	$(307,248)
Deferred state income taxes, net of federal income tax benefit	(256,935)	(20,168)	(70,599)
Payment to shareholder		98,940
Book expenses not deductible for tax purposes	7,454	132	1,957
Change in valuation allowance for deferred tax assets	297,623
Income tax expense (Benefit)	$(1,070,377)	$924,162	$(375,890)

Deferred income taxes include the net tax effects of net operating loss (“NOL”) carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	2006	2005
Deferred Tax Assets:
Net operating loss carryforwards	$1,211,995	$97,968
Other	20,438	4,760
Total deferred tax assets	1,232,433	102,728

Deferred Tax Liabilities:
Property and equipment, principally due to differences in depreciation	(14,678)	(97,281)
Acquired intangibles	(913,570)
Other	(6,562)	(8,633)
Total deferred tax liabilities	(934,810)	(105,914)

Valuation allowance	(297,623)
Net deferred tax assets	$--	$(3,186)

The Company has provided a valuation allowance against the full amount of its net deferred tax assets at December 31, 2006, because in the opinion of management, it is more likely than not that these tax assets will not be realized.

At December 31, 2006, the Company has net operating loss carryforwards of approximately $2.8 million for federal income tax purposes which will expire in 2027. Federal NOLs generated prior to the acquisition date are to be carried back to pre-acquisition tax periods.

The Company has established a contingency reserve related to income taxes in accordance with SFAS No. 5. These reserves predominantly relate to the tax treatment of compensation from Microwave Satellite Technologies, Inc.'s pre-acquisition period. This reserve was recorded through book expense in a prior period.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005

NOTE O - INCOME TAXES (continued)

The Company's post-acquisition NOL may be significantly limited under Section 382 of the Internal Revenue Code (IRC). NOLs are limited under Section 382 when there is a significant “ownership change” as defined in the IRC. Subsequent to the acquisition in 2006, the Company may have experienced such an ownership change. Since NOLs generated prior to the acquisition are carried back to a pre-acquisition period, a section 382 limitation would not apply to their utilization.

The limitation imposed by Section 382 would place an annual limitation on the amount of NOL and tax credit carryovers that can be utilized. When the Company completes the necessary studies, the amount of NOL carryovers available may be reduced significantly. However, since the valuation allowance fully reserves for all available carryovers, the effect of the reduction would be offset by a reduction in the valuation allowance.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
CONDENSED BALANCE SHEETS

	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$126,936	$114,468
Accounts receivable, net of allowance for doubtful accounts of $10,000 at March 31, 2007 and December 31, 2006	117,719	100,146
Income tax receivable	261,517	261,517
Prepaid expenses and deposits	168,299	76,056
Total current assets	674,471	552,187

Property and equipment (Note D):
Furniture and equipment, at cost	271,694	268,514
Less: accumulated depreciation	48,871	37,683
Total property and equipment, net	222,823	230,831

Cable equipment and installations (Note E):
Cable equipment and installations, at cost	3,927,114	3,684,237
Less: accumulated depreciation	483,367	344,045
Total Cable equipment and installations, net	3,443,747	3,340,192

Other assets:
Intangible assets, net of accumulated amortization of $359,323 and $282,325 at March 31, 2007 and December 31, 2006, respectively (Note C)	2,104,604	2,181,602
Goodwill (Note B)	1,958,198	1,958,198
Investment in affiliates (Note F)	54,803	54,803
Deposits	12,600	12,600
Total other assets	4,130,205	4,207,203

Total Assets	$8,471,246	$8,330,413

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities (Note K)	$1,109,878	$955,803
Line of credit (Note G)	-	-
Current portion of long-term debt (Note H)	5,463	6,555
Note Payable - officer (Note J)	80,444	80,444
Income tax refund due to officer (Note J)	291,000	291,000
Due to parent company (Note J)	6,872,916	5,603,310
Deferred revenue	96,393	96,463
Total current liabilities	8,456,094	7,033,575

Long-term liabilities:
Long-term debt - less current portion (Note H)	-	547
Total long-term liabilities	-	547

Commitments and contingencies (Note L)	-	-

Stockholders' equity (Note I)
Common stock, no par value, 1000 shares authorized; 300 shares issued and 125 shares outstanding as of March 31, 2007 and December 31, 2006.	3,592,961	3,592,961
Treasury stock	(75,000)	(75,000)
Accumulated deficit	(3,502,809)	(2,221,670)
Total stockholders' equity	15,152	1,296,291
Total Liabilities and Stockholders' Equity	$8,471,246	$8,330,413
See accompanying notes to condensed unaudited financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Unaudited)

	January 1 to March 31, 2007	Predecessor January 31, 2006	Successor February 1 to March 31, 2006	January 1 to March 31, 2006

Revenue, net	$486,906	$140,643	$307,782	$448,425

Cost of Sales	789,497	136,139	338,884	475,023

Gross Profit (Loss)	(302,591)	4,504	(31,102)	(26,598)

Operating Expenses:
Selling, General and Administrative	772,654	544,190	271,222	828,412
Depreciation and Amortization	88,185	3,854	66,162	70,016
Total Operating Expense	860,839	548,044	337,384	898,428

Loss from Operations	(1,163,430)	(543,540)	(368,486)	(912,026)

Other Income (Expense):
Interest Income	4	-	-	-
Interest Expense	(117,713)	(4,359)	(5,296)	(9,655)
Total Other Income (Expenses)	(117,709)	(4,359)	(5,296)	(9,655)

Loss Before Provision for Income Taxes & Minority Interest	(1,281,139)	(547,899)	(373,782)	(921,681)

Provision for Income Tax	-	924,162	(121,486)	802,676

Net (Loss)	$(1,281,139)	$(1,472,061)	$(252,296)	$(1,724,357)

Loss per common share (basic and diluted)	$10,249	$11,776	$2, 018	$13,794

Weighted average common shares outstanding (basic and diluted)	125	125	125	125

See accompanying notes to condensed unaudited financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM JANUARY 1, 2007 THROUGH MARCH 31, 2007
(Unaudited)

	Common Shares Issued	Treasury Shares	Treasury Stock, at cost	Common Stock	Accumulated (Deficit )	Total
Balance at December 31, 2006 -Successor Period	300	175	$(75,000)	$3,592,961	$(2,221,670)	$1,296,291
Net loss	-	-	-	-	(1,281,139)	(1,281,139)
Balance at March 31, 2007 -Successor Period	300	175	$(75,000)	$3,592,961	$(3,502,809)	$15,152

See accompanying notes to condensed unaudited financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006
(Unaudited)
	January 1 to March 31, 2007	Predecessor January 31, 2006	Successor February 1 to March 31 2006	January 1 to March 31 2006
Increase (Decrease) In Cash and Equivalents
Cash Flows from Operating Activities:
Net loss from operating activities	$(1,281,139)	$(1,472,061)	$(252,296)	$(1,724,357)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Investment in affiliate	-	4,948	-	4,948
Depreciation, including Cable equipment and installations	150,510	25,691	49,414	75,105
Amortization	76,998	353	59,167	59,520
Due from affiliate	-	19,936	-	19,936
Increase / decrease in:
Accounts receivable, trade and other	(17,573)	77,928	(56,315)	21,613
Prepaid expenses and deposits	(92,243)	71,086	(18,928)	52,158
Income tax receivable	-	147,971	(121,486)	26,485
Deferred income tax	-	1,067,191	-	1,067,191
Deferred revenue	(69)	(5,535)	91	(5,444)
Accounts payable, accrued expenses, net	154,073	178,939	107,274	286,213
Net Cash Provided by (Used In) Operating Activities	(1,009,442)	116,447	(233,079)	(116,632)

Cash Flows From Investing Activities:
Costs of Cable equipment and installations	(242,877)	(111,591)	(392,930)	(504,521)
Purchase of property and equipment, net	(3,180)	(13,744)	-	(13,744)
Net Cash (Used In) Investing Activities	(246,057)	(125,335)	(392,930)	(518,265)

Cash Flows From Financing Activities:
Advances from Parent Company, net	1,269,606	-	993,958	993,958
Proceeds (Repayment) from line of credit	-	45,963	(408,582)	(362,619)
Repayments of Notes Payable	(1,639)	(546)	(1,928)	(2,474)
Net Cash Provided By Financing Activities	1,267,967	45,417	583,448	628,865
Net Increase (Decrease) In Cash and Equivalents	12,468	36,529	(42,561)	(6,032)
Cash and cash equivalents at the beginning of the period	114,468	22,855	59,384	22,855
Cash and cash equivalents at the end of the period	$126,936	$59,384	$16,823	$16,823

Supplemental Disclosures of Cash Flow Information:
Cash transactions:
Cash paid during the period for interest	$-	$4,363	$-	$4,363
Income taxes paid	$-	$-	$-	$-

Acquisition by Telkonet, Inc. (Note B):
Subscriber list - intangible asset	-	-	2,463,927	2,463,927
Goodwill	-	-	1,058,198	1,058,198
Investment by Telkonet, Inc.	$-	$-	$3,522,125	$3,522,125

See accompanying notes to condensed unaudited financial statements

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

Microwave Satellite Technologies, Inc. (the “Company”), formed in New Jersey in 1982, is a carrier class communications technology company that specializes in providing a true Quad-Play services including video, voice, high-speed internet and Wi-Fi to Multiple Tenant Units (MTUs) and Multiple Dwelling Units (MDUs).

New Basis of Accounting.

In January 2006, Telkonet, Inc., a Utah corporation (“Telkonet”) whose stock is listed for trading on the American Stock Exchange under the symbol (“TKO”), acquired a 90% interest in MST.

In accordance with Emerging Issues Task Force Issue No. D-97, Push Down Accounting, as a result of the change in control of us that occurred on January 31, 2006, we have applied “push down” accounting, which requires that the proportionate basis of the assets acquired and liabilities assumed be “pushed down” to us based upon their estimated fair market values. We make estimates and judgments in determining the fair value of the acquired assets and liabilities. We base our determination on independent appraisal reports, as well as our internal judgments based upon the existing facts and circumstances. If we were to use different judgments or assumptions, the amounts assigned to the individual assets or liabilities could be materially different.

The primary changes to the balance sheet reflect:

·	the recording of the fair value of the Company's subscriber list

·	the recording of the fair value of goodwill

·	elimination of the accumulated earnings; and

·	a increase in additional paid-in capital from these adjustments

Although Microwave Satellite Technologies, Inc. continued as the same legal entity after the acquisition, the application of push down accounting represents the termination of the old accounting entity and the creation of a new one. As a result, the accompanying consolidated statements of operations, cash flows and stockholders' equity are presented for two periods: Predecessor and Successor, which relate to the period preceding the acquisition and the period succeeding the acquisition, respectively. The Company refers to the operations of Microwave Satellite Technologies, Inc. for both the Predecessor and Successor periods.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The allowance for doubtful accounts was $10,000 at March 31, 2007 and December 31, 2005, respectively.

Cash and Cash Equivalents

For purposes of the Statements of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment is stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful life ranges from 5 to 15 years.
Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted discounted cash flows. Should an impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Income Taxes

The Company has implemented the provisions on Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires that income tax accounts be computed using the liability method. Deferred taxes are determined based upon the estimated future tax effects of differences between the financial reporting and tax reporting bases of assets and liabilities given the provisions of currently enacted tax laws.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition (“SAB104”), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (“SAB101”). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. SAB 104 incorporates Emerging Issues Task Force 00-21 (“EITF 00-21”), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

The Company accounts for the revenue, costs and expense related to residential cable services as the related services are performed in accordance with SFAS No. 51, Financial Reporting by Cable Television Companies. Installation revenue for residential cable services is recognized to the extent of direct selling costs incurred. Direct selling costs have exceeded installation revenue in all reported periods. Generally, credit risk is managed by disconnecting services to customers who are delinquent. The capitalized cost of this equipment is

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE A-SUMMARY OF ACCOUNTING POLICIES (Continued)

depreciated from three to ten years, on a straight-line basis down to the Company's original estimate of the projected value of the equipment at the end of the scheduled lease term.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $65,282, and $7,328 in advertising costs during the three months ended March 31, 2007 and 2006, respectively.

Liquidity

As shown in the accompanying financial statements, the Company has incurred a net loss of $1,281,139 and $1,724,357 for the three months ended March 31, 2007 and 2006, respectively. As of March 31, 2007, the Company's current assets are behind its current liabilities by $7,781,623, with cash and cash equivalents representing $126,936.

Comprehensive Income

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any items of comprehensive income in any of the periods presented.

New Accounting Pronouncements

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company's financial condition or results of operations.

NOTE B - ACQUISITION BY TELKONET, INC.

On January 31, 2006, the Telkonet acquired a 90% interest in the Company from Frank Matarazzo, the sole stockholder, in exchange for $1.8 million in cash and 1.6 million unregistered shares of Telkonet's common stock for an aggregate purchase price of $9,000,000. The purchase price of $9,000,000 was increased by $117,822 for direct costs related to the acquisition. These direct costs included legal, accounting and other professional fees. The cash portion of the purchase price was paid in two installments, $900,000 at closing and $900,000 in February 2007. The stock portion is payable from Telkonet shares held in escrow, 400,000 Telkonet shares at closing and the remaining 1,200,000 “purchase price contingency” Telkonet shares issued based on the achievement of 3,300 “Triple Play” subscribers over a three year period. In the year ended December 31, 2006, Telkonet issued 200,000 shares of the purchase price contingency valued at $900,000 as an adjustment to Goodwill.

The acquisition by Telkonet was accounted for using the purchase method in accordance with SFAS 141, “Business Combinations.” The value of the Telkonet's common stock issued as a part of the acquisition was determined based on the average price of Telkonet's common stock for several days before and after the acquisition.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE B - ACQUISITION BY TELKONET, INC. (continued)

The components of the purchase price were as follows:

	As Reported	Including Purchase Price Contingency (*)
Telkonet Common stock	$2,700,000	$7,200,000
Cash	1,800,000	1,800,000
Direct acquisition costs	117,822	117,822
Net Purchase price	4,617,822	9,117,822

In accordance with Financial Accounting Standard (SFAS) No. 141, Business Combinations, the total purchase price was allocated to the estimated fair value of assets acquired and liabilities assumed. The fair value of the assets acquired was based on management's best estimates. The purchase price was allocated to the fair value of assets acquired and liabilities assumed as follows:
	As Reported	Including Purchase Price Contingency (*)
Cash and other current assets	$346,548	$346,548
Equipment and other assets	1,310,125	1,310,125
Subscriber lists	2,463,927	2,463,927
Goodwill and other intangible assets	1,958,198	6,458,198
Subtotal	6,078,798	10,578,798
Current liabilities	1,460,976	1,460,976
Total	$4,617,822	$9,117,822

(*) At the date of the acquisition, the effect of the “purchase price contingency” shares valued at approximately $5.4 million had not been recorded in accordance with FAS 141. In the second quarter of 2006, Telkonet issued 200,000 shares of the purchase price contingency valued at $900,000 as an adjustment to Goodwill.

Goodwill and other intangible assets represent the excess of the purchase price over the fair value of the net tangible assets acquired. Telkonet engaged an independent firm to assist in allocating the excess purchase price to the intangible assets and goodwill as appropriate. In accordance with SFAS 142, goodwill is not amortized and will be tested for impairment at least annually. The subscriber list was independently valued at $2,463,927 with an estimated useful life of eight years.

The acquisition of MST resulted in the valuation by an independent appraiser of MST's subscriber lists as intangible assets. The MST subscriber list was determined to have an eight-year life. This intangible was amortized using that life, and amortization from the date of the acquisition through March 31, 2007, was taken as a charge against income in the statement of operations. In accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the intangible asset subject to amortization was reviewed for impairment at December 31, 2006. Goodwill of $1,958,198, excluding the remaining purchase price contingency, represented the excess of the purchase price over the fair value of the net tangible and intangible assets acquired.

At December 31, 2006, the Company performed an impairment test on the goodwill and intangibles acquired, it was determined that there were no changes in the carrying value of goodwill and intangibles acquired.

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE C - INTANGIBLE ASSETS

At March 31, 2007, intangible assets are stated at their estimated fair market value (determined June 8, 2006) based upon a valuation performed by an independent third-party. This valuation was obtained in connection with the “push down” accounting performed as a result of the change in control of the Company.

Total identifiable intangible assets carrying value at March 31, 2007 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable tangible Assets:
Subscriber lists	$2,463,927	(359,323)	2,104,604	$-	8.0

Total Amortized Identifiable Intangible Assets	$2,463,927	(359,323)	2,104,604	$-
Unamortized Identifiable Intangible Assets:	None
Total	$2,463,927	(359,323)	2,104,604	$-

Total identifiable intangible assets carrying value at December 31, 2006 are:

	Gross Carrying Amount	Accumulated Amortization	Net	Residual Value	Weighted Average Amortization Period (Years)
Amortized Identifiable tangible Assets:
Subscriber lists	$2,463,927	(282,325)	2,181,602	$-	8.0

Total Amortized Identifiable Intangible Assets	$2,463,927	(282,325)	2,181,602	$-
Unamortized Identifiable Intangible Assets:	None
Total	$2,463,927	(282,325)	2,181,602	$-

Total amortization expense charged to operations for the year ended March 31, 2007 and 2006 was $76,998 and $59,520, respectively. Estimated amortization expense as of March 31, 2007 is as follows:

Fiscal
2007	$230,993
2008	307,991
2009	307,991
2010	307,991
2011	307,991
2012 and after	641,647
Total	$2,104,604

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE C - INTANGIBLE ASSETS (continued)

The Company maintained intangible assets of $42,688, net of $20,812 accumulated amortization until January 31, 2006. The amortization expense for January 2006 amounted to $353. The asset was amortized over a 15 year period and subsequently included in the value of the subscriber list asset as of the January 31, 2006 acquisition by Telkonet.

NOTE D - PROPERTY, PLANT AND EQUIPMENT

The Company's property and equipment at March 31, 2007 and December 31, 2006 consists of the following:

	2007	2006
Leasehold Improvements	$169,636	$169,636
Office Fixtures and Furniture	102,058	98,878
Total	271,694	268,514
Accumulated Depreciation	(48,871)	(37,683)
	$222,823	$230,831

Depreciation expense included as a charge to income was $11,188 and $10,496 for the three months ended March 31, 2007 and 2006, respectively. At January 31, 2006, the Telkonet acquisition date, the Company was obligated to adjust the property, plant and equipment to net book value resulting in a write-down of accumulated depreciation (see note A).

NOTE E - CABLE EQUIPMENT AND INSTALLATIONS

The Company currently maintains service agreements with approximately twenty (20) MDU and MTU properties and the equipment is capitalized under Cable Equipment and Installations. Generally, under the terms of a service agreement, the Company provides either (i) “bulk services,” which may include one or all of a bundle of products and services, at a fixed price per month to the owner of the MDU or MTU property, and contract with individual residents for enhanced services, such as premium cable channels, for a monthly fee or (ii) contract with individual residents of the MDU property for one or more basic or enhanced services for a monthly fee.

Equipment maintained for customers under Cable Equipment and Installations is recorded at cost and is depreciated on the straight line basis to its estimated residual value. Estimated useful lives are three to ten years. Cable equipment and installations at March 31, 2007 and December 31, 2006 consist of the following:
	March 31, 2007	December 31, 2006
Cable equipment and installations	$3,927,114	$3,684,237
Less: accumulated depreciation	(483,367)	(344,045)
Capitalized equipment, net of accumulated depreciation	3,443,747	3,340,192
Less: estimated reserve for residual values	-	-
Capitalized Cable equipment and installations, net	$3,443,747	$3,340,192

Depreciation expense included as a charge to income was $139,322 and $64,609 for the years ended March 31, 2007 and 2006, respectively. At January 31, 2006, the Telkonet acquisition date, the Company was obligated to adjust the cable equipment and installations to net book value resulting in a write-down of accumulated depreciation (see Note A).

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE E - CABLE EQUIPMENT AND INSTALLATIONS (continued)

The following is a schedule by years of minimum future rentals under bulk services of non-cancellable operating agreements as of March 31, 2007:

2007	$313,820
2008	413,760
2009	413,760
2010	385,818
2011	329,934
Thereafter	405,730
$2,262,822

NOTE F - LONG-TERM INVESTMENTS

Interactivewifi.com, LLC

MST maintains an investment in Interactivewifi.com, LLC a privately held company. This investment represents an equity interest of approximately 50% at March 31, 2007. Interactivewifi.com is engaged in providing internet and related services to customers throughout metropolitan New York through a joint venture with MST. MST accounted for this investment under the cost method, as MST does not have the ability to exercise significant influence over operating and financial policies of the investee. Telkonet reviewed the assumptions underlying the operating performance and cash flow forecasts in assessing the carrying values of the investment. The fair value of MST's investment in Interactivewifi.com amounted to $54,803 as of March 31, 2007 and December 31, 2006, respectively.
NOTE G - LINE OF CREDIT

The Company had a line-of-credit available with Sun National Bank in the amount of $500,000 to be used for working capital. Advances against this line are payable with interest based on the 30-day LIBOR index plus 2%. The line was collateralized by all the business assets of the Company and personally guaranteed by the Company's Chief Executive Officer. The line-of-credit was paid in full and closed on January 31, 2006 in conjunction with the acquisition by Telkonet.

In addition, the Company had a line-of-credit with Sun National Bank in the amount of $1,000,000 to be used for equipment purchases. Advances against the line would be subject to interest based on the 30-day LIBOR index plus 2%. The line is collateralized by all the business assets of the Company and is also personally guaranteed by the Company's Chief Executive Officer up to 50% of the indebtedness, or $500,000, whichever is less. There were no advances against the line and the Sun National Bank line was closed on January 31, 2006.

NOTE H - NOTE PAYABLE
	2007	2006
Note payable in monthly installments of $546 with no interest. The note is collateralized by transportation equipment. Maturity dated January 2008.	$5,463	$7,102

Less: current portion	5,463	6,555

Amount Due After One Year	$-	547

Following are the maturities of long-term debt for each of the next two years:

2007	$5,463
2008	-
$5,463

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

NOTE I - CAPITAL STOCK

The company has authorized 1,000 shares of common stock, with no par value per share. As of March 31, 2007 and December 31, 2006, the Company has 300 shares of common stock issued and 125 shares of common stock outstanding. Additionally, the Company has 175 shares of common stock in Treasury at a cost of $75,000.

NOTE J - RELATED PARTY TRANSACTIONS

We have a co-marketing agreement with Telkonet. We have made payments of $7,360and $0 to Telkonet pursuant to the terms of this agreement in the three months period ended March 31, 2007 and 2006, respectively.

As of March 31, 2007, Telkonet has made an aggregate of $6,872,916 in unsecured loans to us. The loans bear interest at the prime rate and interest expense for the three months period ended March 31, 2007, and 2006 amounted to $117,713, and $5,296, respectively .

On August 17, 2005, the Company issued a non-interest bearing demand promissory note in the amount of $100,000 due to Frank Matarazzo, MST Chief Executive Officer. As of March 31, 2007, and December 31, 2006, $80,444 remains outstanding under the note.

An estimated $291,000 income tax receivable due to the Company for certain carryback tax losses of MST for the period prior to the Company's acquisition is payable to Frank Matarazzo.

In February 2006, the Company entered into a one-year professional services agreement with Global Transport Logistics, Inc. (“GTI”), for consulting services for which GTI is paid a fee of $10,000 per month. GTI is 100% owned by Eileen Matarazzo, the sister-in-law of MST's Chief Executive Officer.

NOTE K - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at March 31, 2007, and December 31, 2006 are as follows:

	2007	2006
Accounts payable	$649,024	$473,760
Accrued payroll and payroll taxes	32,767	60,471
Other	428,087	421,573
Total	$1,109,878	$955,804

NOTE L - COMMITMENTS AND CONTINGENCIES

Office Leases Obligations

MST presently leases 12,600 square feet of commercial office space in Hawthorne, New Jersey for its office and warehouse spaces. This lease will expire in April 2010.

Commitments for minimum rentals under non cancelable leases at March 31, 2007 are as follows:

2007	$58,572
2008	78,096
2009	78,096
2010	26,032
2011 and thereafter	-
Total	$240,796

MICROWAVE SATELLITE TECHNOLOGIES, INC.
NOTES TO CONDENSED FINANCIAL STATEMENTS
March 31, 2007 AND 2006
(Unaudited)

Rental expenses charged to operations for the year ended March 31, 2007 and 2006 are $31,774 and $26,882, respectively.

Employment and Consulting Agreements

The Company has employment agreements with certain of its key employees which include non-disclosure and confidentiality provisions for protection of the Company's proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

NOTE M - 401K PROFIT SHARING PLAN

The Company maintains a defined contribution profit sharing plan for employees (the “401(k)”) that is administered by a committee of trustees appointed by the Company. All Company employees are eligible to participate upon the completion of three months of employment, subject to minimum age requirements. Each year the Company makes a contribution to the 401(k) without regard to current or accumulated net profits of the Company. These contributions are allocated to participants in amounts of 100% of the participants' contributions up to 1% of each participant's gross pay, then 10% of the next 5% of each participant's gross pay (a higher contribution percentage may be determined at the Company's discretion). In addition, the Company makes a one-time, annual contribution of 3% of each participant's gross pay to each participant's contribution account in the 401(k) plan. Participants become vested in equal portions of their Company contribution account for each year of service until full vesting occurs upon the completion of six years of service. Distributions are made upon retirement, death or disability in a lump sum or in installments.

Note N - Income Taxes

The income tax expense (benefit) for the Company is as follows:

Predecessor January 31, 2006	Successor February 1 to March 31, 2006	Total January 1 to March 31, 2006	January 1 to March 31, 2007

$924,162	$(121,486)	$(802,676)	-

Since Company management believes that it is not more likely than not that its deferred tax assets will be realized, the Company has recorded a full valuation allowance against its net deferred tax assets and is not anticipating the release of this valuation allowance during the current year.  The Company reported book losses for the three month periods ended March 31, 2007 and 2006 of $1,281,139 and $1,724,357, respectively.  No tax benefit was recorded in 2007 as a result of the anticipated loss position of the Company for the year and the full valuation allowance on the deferred tax assets.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as our company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Certificate of Incorporation and By-laws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract.

We also have director and officer indemnification agreements with each of our executive officers and directors that provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any “claim” (as such term is defined in the agreement) initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of ours existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Item 25.  Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$1,011.21
Accounting Fees and Expenses	10,000.00
Legal Fees and Expenses	30,000.00
Miscellaneous Fees and Expenses	3,988.79
Total	$45,000.00

Item 26.  Recent Sales of Unregistered Securities.

On May 24, 2007, we accepted subscriptions for $3,078,716.50 or 120.07 units, with each unit consisting of 46,620 shares of common stock and a five-year warrant to purchase 23,310 shares of common stock at an initial exercise price of $1.00 per share. Each unit was sold for $25,641 and we accepted subscriptions for partial units. In total, on May 24, 2007, we issued 5,597,664 shares of common stock and warrants to purchase up to 2,798,836 shares of common stock. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On May 24, 2007, we issued 5,000,000 shares of our common stock to Telkonet, Inc. in conversion of $5,000,000 of indebtedness at a conversion price of $1.00 per share. The indebtedness was unsecured and bore interest at a rate of 8% per annum.

On May 25, 2007, in exchange for $6,050,000, we issued $6,576,350 of 8% senior convertible debentures due April 30, 2010, convertible at an initial conversion price of $0.65 per share into 10,117,462 shares of common stock and five-year warrants to purchase up to 5,058,730 shares of common stock at an initial exercise price of $1.00 per share. The securities were offered and sold to investors in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons or entities receiving our securities qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

On May 24, 2007, we issued Palladium Capital Advisors, LLC a five-year warrant to purchase up to 347,292 shares of common stock at an exercise price of $1.00. These warrants were issued to Palladium Capital Advisors, LLC as compensation for Palladium Capital Advisors, LLC’s role as a placement agent in connection with the above described unit offering.

On May 24, 2007, we issued Granite Investment Group LLC a five-year warrant to purchase up to 12,728 shares of common stock at an exercise price of $1.00. These warrants were issued to Granite Investment Group LLC as compensation for Granite Investment Group LLC’s role as a placement agent in connection with the above described unit offering.

On May 24, 2007, we issued WFG Investment, Inc. a five-year warrant to purchase up to 31,818 shares of common stock at an exercise price of $1.00. These warrants were issued to WFG Investment, Inc. as compensation for WFG Investment, Inc.’s role as a placement agent in connection with the above described unit offering.

On May 25, 2007, we issued Palladium Capital Advisors, LLC a five-year warrant to purchase up to 649,691 shares of common stock at an exercise price of $1.00. These warrants were issued to Palladium Capital Advisors, LLC as compensation for Palladium Capital Advisors, LLC’s role as a placement agent in connection with the above described convertible debenture and warrant offering.

On May 25, 2007, we issued Granite Investment Group LLC a five-year warrant to purchase up to 58,531 shares of common stock at an exercise price of $1.00. These warrants were issued to Granite Investment Group LLC as compensation for Granite Investment Group LLC’s role as a placement agent in connection with the above convertible debenture and warrant offering.

All placement agent warrants issued to the placement agents and their affiliates were issued in reliance on exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the persons and/or entities receiving our placement agent warrants qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

Item 27.  Exhibits.

Exhibit No.	Description

2.1
Agreement of Merger and Plan of Reorganization, dated as of May 22, 2007, by and among Fitness Xpress Software, Inc., Microwave Satellite Technologies, Inc., and Microwave Acquisition Corp. (Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007 (the “May 29, 2007 8-K”))

2.2
Delaware Certificate of Merger, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Microwave Acquisition Corp. (Incorporated herein by reference to Exhibit 2.2 to the May 29, 2007 8-K)

2.3
New Jersey Certificate of Merger, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Microwave Acquisition Corp., effective May 24, 2007 (Incorporated herein by reference to Exhibit 2.3 to the May 29, 2007 8-K)

3.1	Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2007)

3.2	By-laws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission filed on May 24, 2007)

3.3	Certificate of Amendment to Certificate of Incorporation, dated May 24, 2007 (Incorporated herein by reference to Exhibit 3.3 to the May 29, 2007 8-K)

5.1*	Opinion of Haynes and Boone, LLP

10.1	Form of Unit Subscription Agreement (Incorporated herein by reference to Exhibit 10.1 to the May 29, 2007 8-K)

10.2	Form of Unit Subscription Addendum (Incorporated herein by reference to Exhibit 10.2 to the May 29, 2007 8-K)

10.3	Form of Unit Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.3 to the May 29, 2007 8-K)

10.4	Form of Unit Registration Rights Addendum (Incorporated herein by reference to Exhibit 10.4 to the May 29, 2007 8-K)

10.5	Form of Investor Warrant (Incorporated herein by reference to Exhibit 10.5 to the May 29, 2007 8-K)

10.6	Form of Unit Lockup Agreement (Incorporated herein by reference to Exhibit 10.6 to the May 29, 2007 8-K)

10.7
Securities Purchase Agreement for 8% Senior Convertible Debentures, dated May 25, 2007, by and among the Company and signatories thereto (Incorporated herein by reference to Exhibit 10.7 to the May 29, 2007 8-K)

10.8	Form of 8% Secured Convertible Debenture due April 30, 2010 (Incorporated herein by reference to Exhibit 10.8 to the May 29, 2007 8-K)

10.9	Form of Debenture Warrant (Incorporated herein by reference to Exhibit 10.9 to the May 29, 2007 8-K)

10.10	Form of Debenture Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.10 to the May 29, 2007 8-K)

10.11	Form of Debenture Lockup Agreement (Incorporated herein by reference to Exhibit 10.11 to the May 29, 2007 8-K)

10.12	Form of Security Agreement (Incorporated herein by reference to Exhibit 10.12 to the May 29, 2007 8-K)

10.13
Placement Agent Agreement, dated May 15, 2007, between Microwave Satellite Technologies, Inc. and Palladium Capital Advisors, LLC (Incorporated herein by reference to Exhibit 10.13 to the May 29, 2007 8-K)

10.14	Placement Agent Agreement, dated May 9, 2007, between Microwave Satellite Technologies, Inc. and WFG Investments, Inc. (Incorporated herein by reference to Exhibit 10.14 to the May 29, 2007 8-K)

10.15
Placement Agent Agreement, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Granite Financial Group, LLC (Incorporated herein by reference to Exhibit 10.15 to the May 29, 2007 8-K)

10.16	Form of Directors and Officers Indemnification Agreement (Incorporated herein by reference to Exhibit 10.16 to the May 29, 2007 8-K)

10.17	Company’s 2007 Incentive Stock Plan (Incorporated herein by reference to Exhibit 10.17 to the May 29, 2007 8-K)

10.18	Form of 2007 Incentive Stock Option Agreement (Incorporated herein by reference to Exhibit 10.18 to the May 29, 2007 8-K)

10.19	Form of 2007 Non-Qualified Stock Option Agreement (Incorporated herein by reference to Exhibit 10.19 to the May 29, 2007 8-K)

10.20
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, made as of May 24, 2007, by Fitness Xpress Software, Inc. and FXS Holdings, Inc. (Incorporated herein by reference to Exhibit 10.26 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 30, 2007)

10.21
Stock Purchase Agreement, dated May 24, 2007, by and between the Company and Ron Bell (Incorporated herein by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 30, 2007)

10.22
Resignation letter from Ron Bell, dated May 24, 2007 (Incorporated herein by reference to Exhibit 10.23 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 30, 2007)

10.23	Employment Agreement, dated January 31, 2006, between Microwave Satellite Technologies, Inc. and Frank T. Matarazzo (Incorporated herein by reference to Exhibit 10.21 to the May 29, 2007 8-K)

10.24
Amendment to Employment Agreement, dated May 24, 2007, between Microwave Satellite Technologies, Inc. and Frank T. Matarazzo (Incorporated herein by reference to Exhibit 10.22 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 30, 2007)

10.25
Telecommunications Space License Agreement, dated as of February 20, 2006, between Microwave Satellite Technologies, Inc. and Rudin Management Company, Inc. (Incorporated herein by reference to Exhibit 10.24 to the May 29, 2007 8-K)

10.26
Access Agreement entered into in June 2006 between the Company and Cablevision of Oakland LLC and Cablevision Lightpath-NJ, Inc. (Incorporated herein by reference to Exhibit 10.25 to the May 29, 2007 8-K)

10.27
Program Service Agreement, dated June 2, 2007, by and between Microwave Satellite Technologies, Inc. and CSI Digital, Inc. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 7, 2007)

21.1*	List of Subsidiaries

23.1*	Consent of Russell Bedford Stefanou Mirchandani LLP

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)
____________

* Filed herewith

Item 28.  Undertakings.

The undersigned registrant hereby undertakes that it will:

1. File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i. Include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as express in the Act and is, therefore, unenforceable.

6. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be a part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Hawthorne, State of New Jersey on July 23, 2007.

MSTI Holdings, Inc.

By:	/s/ Frank T. Matarazzo
Name: Frank T. Matarazzo
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of MSTI Holdings, Inc., a Delaware corporation that is filing a registration statement on Form SB-2 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Frank T. Matarazzo and Ronald W. Pickett, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the registration statement, including a prospectus or an amended prospectus therein, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Frank T. Matarazzo	Chief Executive Officer and Director (Principal Executive Officer)	July 23, 2007
Frank T. Matarazzo

/s/ Ronald W. Pickett	President and Director	July 23, 2007
Ronald W. Pickett

/s/ Richard J. Leimbach	Vice President of Finance (Principal Financial and Accounting Officer)	July 23, 2007
Richard J. Leimbach

/s/ Warren V. Musser	Chairman of the Board of Directors	July 23, 2007
Warren V. Musser

/s/ Thomas C. Lynch	Director	July 23, 2007
Thomas C. Lynch

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement of Merger and Plan of Reorganization, dated as of May 22, 2007, by and among Fitness Xpress Software, Inc., Microwave Satellite Technologies, Inc., and Microwave Acquisition Corp. (Incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007 (the “May 29, 2007 8-K”))

2.2
Delaware Certificate of Merger, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Microwave Acquisition Corp. (Incorporated herein by reference to Exhibit 2.2 to the May 29, 2007 8-K)

2.3
New Jersey Certificate of Merger, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Microwave Acquisition Corp., effective May 24, 2007 (Incorporated herein by reference to Exhibit 2.3 to the May 29, 2007 8-K)

3.1	Certificate of Incorporation (Incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2007)

3.2	By-laws (Incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission filed on May 24, 2007)

3.3	Certificate of Amendment to Certificate of Incorporation, dated May 24, 2007 (Incorporated herein by reference to Exhibit 3.3 to the May 29, 2007 8-K)

5.1*	Opinion of Haynes and Boone, LLP

10.1	Form of Unit Subscription Agreement (Incorporated herein by reference to Exhibit 10.1 to the May 29, 2007 8-K)

10.2	Form of Unit Subscription Addendum (Incorporated herein by reference to Exhibit 10.2 to the May 29, 2007 8-K)

10.3	Form of Unit Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.3 to the May 29, 2007 8-K)

10.4	Form of Unit Registration Rights Addendum (Incorporated herein by reference to Exhibit 10.4 to the May 29, 2007 8-K)

10.5	Form of Investor Warrant (Incorporated herein by reference to Exhibit 10.5 to the May 29, 2007 8-K)

10.6	Form of Unit Lockup Agreement (Incorporated herein by reference to Exhibit 10.6 to the May 29, 2007 8-K)

10.7
Securities Purchase Agreement for 8% Senior Convertible Debentures, dated May 25, 2007, by and among the Company and signatories thereto (Incorporated herein by reference to Exhibit 10.7 to the May 29, 2007 8-K)

10.8	Form of 8% Secured Convertible Debenture due April 30, 2010 (Incorporated herein by reference to Exhibit 10.8 to the May 29, 2007 8-K)

10.9	Form of Debenture Warrant (Incorporated herein by reference to Exhibit 10.9 to the May 29, 2007 8-K)

10.10	Form of Debenture Registration Rights Agreement (Incorporated herein by reference to Exhibit 10.10 to the May 29, 2007 8-K)

10.11	Form of Debenture Lockup Agreement (Incorporated herein by reference to Exhibit 10.11 to the May 29, 2007 8-K)

10.12	Form of Security Agreement (Incorporated herein by reference to Exhibit 10.12 to the May 29, 2007 8-K)

10.13
Placement Agent Agreement, dated May 15, 2007, between Microwave Satellite Technologies, Inc. and Palladium Capital Advisors, LLC (Incorporated herein by reference to Exhibit 10.13 to the May 29, 2007 8-K)

10.14	Placement Agent Agreement, dated May 9, 2007, between Microwave Satellite Technologies, Inc. and WFG Investments, Inc. (Incorporated herein by reference to Exhibit 10.14 to the May 29, 2007 8-K)

10.15
Placement Agent Agreement, dated May 22, 2007, between Microwave Satellite Technologies, Inc. and Granite Financial Group, LLC (Incorporated herein by reference to Exhibit 10.15 to the May 29, 2007 8-K)

10.16	Form of Directors and Officers Indemnification Agreement (Incorporated herein by reference to Exhibit 10.16 to the May 29, 2007 8-K)

10.17	Company’s 2007 Incentive Stock Plan (Incorporated herein by reference to Exhibit 10.17 to the May 29, 2007 8-K)

10.18	Form of 2007 Incentive Stock Option Agreement (Incorporated herein by reference to Exhibit 10.18 to the May 29, 2007 8-K)

10.19	Form of 2007 Non-Qualified Stock Option Agreement (Incorporated herein by reference to Exhibit 10.19 to the May 29, 2007 8-K)

10.20
Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, made as of May 24, 2007, by Fitness Xpress Software, Inc. and FXS Holdings, Inc. (Incorporated herein by reference to Exhibit 10.26 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 30, 2007)

10.21
Stock Purchase Agreement, dated May 24, 2007, by and between the Company and Ron Bell (Incorporated herein by reference to Exhibit 10.20 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 30, 2007)

10.22
Resignation letter from Ron Bell, dated May 24, 2007 (Incorporated herein by reference to Exhibit 10.23 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 30, 2007)

10.23	Employment Agreement, dated January 31, 2006, between Microwave Satellite Technologies, Inc. and Frank T. Matarazzo (Incorporated herein by reference to Exhibit 10.21 to the May 29, 2007 8-K)

10.24
Amendment to Employment Agreement, dated May 24, 2007, between Microwave Satellite Technologies, Inc. and Frank T. Matarazzo (Incorporated herein by reference to Exhibit 10.22 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 30, 2007)

10.25
Telecommunications Space License Agreement, dated as of February 20, 2006, between Microwave Satellite Technologies, Inc. and Rudin Management Company, Inc. (Incorporated herein by reference to Exhibit 10.24 to the May 29, 2007 8-K)

10.26
Access Agreement entered into in June 2006 between the Company and Cablevision of Oakland LLC and Cablevision Lightpath-NJ, Inc. (Incorporated herein by reference to Exhibit 10.25 to the May 29, 2007 8-K)

10.27
Program Service Agreement, dated June 2, 2007, by and between Microwave Satellite Technologies, Inc. and CSI Digital, Inc. (Incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on June 7, 2007)

21.1*	List of Subsidiaries

23.1*	Consent of Russell Bedford Stefanou Mirchandani LLP

23.2*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)
____________

* Filed herewith